SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GENERAL EMPLOYMENT ENTERPRISES, INC.
The information in this document is not complete and may be changed.
PRELIMINARY DRAFT, DATED APRIL 15, 2009

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held          ,   , 2009

To the Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of General Employment Enterprises, Inc. (the “Company”) which will be held in the Conference Center of the Oakbrook Terrace Tower, First Floor, One Tower Lane, in Oakbrook Terrace, Illinois 60181, on     ,          , 2009, at 9:00 a.m., local time. Directions to the meeting can be obtained by contacting the Company’s Investor Relations Department at One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181, or by calling (630) 954-0495.

The purpose of the meeting is:

1. To consider and vote on a proposal to approve the sale by the Company of 7,700,000 newly-issued shares of its common stock to PSQ, LLC (“PSQ”) (the “Share Purchase”) at a price of $0.25 per share pursuant to a Securities Purchase and Tender Offer Agreement (the “Purchase Agreement”) entered into between us and PSQ, which provides for, among other things, the Share Purchase and the offer by PSQ to acquire up to 2,500,000 shares of common stock from the Company’s shareholders pursuant to a cash tender offer upon the terms and conditions set forth in the Purchase Agreement.

2. To act upon such other matters as may properly be brought before the meeting and any adjournment or postponement thereof.

The Board of Directors of the Company has unanimously approved the Share Purchase and unanimously recommends that you vote “FOR” the approval of the Share Purchase at the Special Meeting.

The Company cannot complete the Share Purchase, and PSQ will not consummate its tender offer for shares of common stock from the Company’s shareholders, unless the Company’s shareholders approve the Share Purchase, which requires the affirmative vote of a majority of the votes cast with respect to the Share Purchase proposal. Shareholders of record at the close of business on          , 2009 will be entitled to vote at the meeting. Whether or not you are able to attend the meeting in person, please vote as soon as possible. You may vote by signing the enclosed proxy card and mailing it in the envelope provided.

For more information about the matters being considered at this meeting, we ask that you read the proxy statement on the following pages.

By Order of the Board of Directors

Herbert F. Imhoff, Jr.
President and Chief Executive Officer

Oakbrook Terrace, Illinois
          , 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on      ,          , 2009. The proxy statement and the 2008 Annual Report to Shareholders are available at www.genp.com/ir.htm.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the Special Meeting, you are urged to sign, date and promptly return your proxy in the enclosed postage paid envelope so that your shares can be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. If your shares are held in the name of a bank or brokerage firm, you should check the voting instructions of that firm.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE , 2009 SPECIAL MEETING OF SHAREHOLDERS
VOTING RIGHTS AND SOLICITATION
PROPOSAL ONE -- APPROVE THE SALE OF SHARES OF COMMON STOCK TO PSQ PURSUANT TO THE SECURITIES PURCHASE AND TENDER OFFER AGREEMENT
PSQ DESIGNEES -- BOARD OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS

GENERAL EMPLOYMENT ENTERPRISES, INC.
Oakbrook Terrace Tower
One Tower Lane, Suite 2200
Oakbrook Terrace, Illinois 60181

PROXY STATEMENT
FOR THE          , 2009 SPECIAL MEETING OF SHAREHOLDERS

This statement and the accompanying proxy card, which are first being sent to shareholders on approximately          , 2009, are being furnished in connection with a solicitation of proxies by the Board of Directors (the “Board of Directors”) of General Employment Enterprises, Inc. (the “Company”), an Illinois corporation, to be voted at a Special Meeting of Shareholders to be held on          ,   , 2009, at 9:00 a.m., local time, in the Conference Center of the Oakbrook Terrace Tower, First Floor, One Tower Lane, Oakbrook Terrace, Illinois 60181, in connection with the proposed issuance and sale by the Company and purchase by PSQ, LLC, a Kentucky limited liability company (“PSQ”), of 7,700,000 newly-issued shares of common stock of the Company (the “Share Purchase”) in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to a Securities Purchase and Tender Offer Agreement (the “Purchase Agreement”) entered into between the Company and PSQ.

VOTING RIGHTS AND SOLICITATION

The voting securities of the Company entitled to be voted at the Special Meeting are the shares of Common Stock, of which there were           outstanding on          , 2009, the record date for the Special Meeting. Shareholders are entitled to one vote for each share held.

Each proxy that is properly signed and received before the Special Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy.

Quorum and Vote Required

A quorum of shareholders is necessary to take action at the Special Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting. Abstentions and broker non-votes are counted as shares of Common Stock present and entitled to vote for the purposes of determining a quorum. “Broker non-votes” refers to a broker or other nominee not voting on a proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.

Shareholder approval of the Share Purchase is being sought because the rules of the stock exchange on which the Company’s Common Stock is listed, NYSE Amex, require shareholder approval of substantial sales of common stock, including sales where a change-in-control would occur. Under the NYSE Amex rules, the approval of the Share Purchase will require the affirmative vote of a majority of the votes cast at the Special Meeting with respect to the proposal. The failure to vote on the Share Purchase proposal, including broker non-votes, will have no effect on the outcome of the vote for such proposal, because the vote that is required to approve this proposal is based upon the number of shares of Common Stock actually voted. If a shareholder responds with an “abstain” vote, the abstention will have the same effect as a vote against the Share Purchase.

Voting Procedure, Revoking Proxies

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy card as an alternative to voting in person at the Special Meeting. To vote by mailing a proxy card, shareholders should sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope.

Shares of Common Stock represented by properly executed proxies received before or at the Special Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxy card. If a properly executed proxy is returned and no instructions are indicated, the shares represented by the proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote and will be voted “FOR” the approval of the Share Purchase.

If shares are registered in the name of a bank or brokerage firm (record holder), shareholders will receive instructions from their record holder that must be followed in order for the record holder to vote the shares in accordance with the shareholder’s instructions. If shares are held through a bank or brokerage firm and the shareholder wishes to be able to vote in person at the Special Meeting, the shareholder must obtain a legal proxy from the brokerage firm, bank or other holder of record and present it to the inspector of election with the shareholder’s ballot.

Registered shareholders may revoke or change a previously delivered proxy at any time before the Special Meeting by delivering another proxy with a later date or by delivering written notice of revocation of their proxy to the Secretary of the Company at its principal executive offices before the beginning of the Special Meeting. Shareholders may also revoke their proxy by attending the Special Meeting and voting in person, although attendance at the Special Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If shares are held through a bank or brokerage firm, shareholders must contact that bank or brokerage firm to revoke any prior voting instructions. Shareholders may also vote in person at the Special Meeting if a legal proxy is obtained, as described in the preceding paragraph.

Manner and Costs of Solicitation

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company intends to solicit proxies by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.

[The Company also has retained           to assist in distributing proxy solicitation materials and seeking proxies. The Company will pay          a fee of approximately $          , plus reasonable out-of-pocket expenses, for this assistance.]

PROPOSAL ONE —

APPROVE THE SALE OF SHARES OF COMMON STOCK TO PSQ PURSUANT TO
THE SECURITIES PURCHASE AND TENDER OFFER AGREEMENT

Introduction

The Company is asking you to approve the Share Purchase pursuant to which the Company will sell 7,700,000 shares of common stock, no par value (the “Common Stock”), of the Company to PSQ at a price of $0.25 per share. On March 30, 2009, the Company entered into the Purchase Agreement with PSQ that sets out the terms of the proposed sale of Common Stock. The Purchase Agreement also provides that PSQ will commence a cash tender offer to purchase from the Company’s shareholders up to 2,500,000 outstanding shares of Common Stock at a price of $0.60 per share (the “Tender Offer” and together with the Share Purchase, the “Share Purchase and Tender Offer”). PSQ commenced the tender offer on April 13, 2009.

If the Share Purchase is not approved by the Company’s shareholders, neither the Company nor PSQ will undertake or consummate any of the transactions contemplated by the Purchase Agreement, including the Share Purchase, and PSQ will not consummate the Tender Offer. Even if the Share Purchase is approved by the Company’s shareholders, completion of the Share Purchase and Tender Offer will be subject to the satisfaction of the other conditions specified in the Purchase Agreement. See “Conditions to the Completion of the Share Purchase and Tender Offer.”

If the Share Purchase and Tender Offer are completed, (i) the Company’s current Chairman, Chief Executive Officer and President will resign from those positions and his employment agreement with the Company will terminate and be replaced by a new consulting agreement with the Company, and (ii) PSQ will designate a new Chairman of the Board of Directors and a new Chief Executive Officer and President of the Company. In addition, if the Share Purchase and Tender Offer are completed, certain members of our Board of Directors will resign and three new directors selected by PSQ will be appointed to the Board of Directors. See “Company Management.”

The Company engaged Prairie Capital Advisors, Inc. (“Prairie Capital”) to provide a fairness opinion in connection with the Company’s transactions with PSQ. On March 30, 2009, Prairie Capital delivered an opinion to the Board of Directors that, as of the date of such opinion, the Share Purchase and the Tender Offer, taken together with the terms of a consulting agreement entered into with the Company’s Chairman, Chief Executive Officer and President (see “Imhoff Consulting Agreement”), were fair, from a financial point of view, to the Company and the Company’s shareholders. Prairie Capital’s written opinion is included as Annex E to this proxy statement. The opinion sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. The opinion of Prairie Capital does not constitute a recommendation as to how any shareholder should vote with respect to any matter described herein. You should read the entire opinion carefully. Additional information about the opinion can be found under the heading “Summary of Prairie Capital’s Analysis.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SHARE PURCHASE SET FORTH IN PROPOSAL ONE AND BELIEVES THAT IT IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND THE COMPANY’S SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL ONE.

Information about the Purchase Agreement

The Purchase Agreement governs the contractual rights among the Company and PSQ in relation to the Share Purchase and Tender Offer. The Purchase Agreement has been included as an annex to this proxy statement to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or PSQ or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company.

The following description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Purchase Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Purchase Price

If the Share Purchase is approved, upon the closing of the Share Purchase and Tender Offer (the “Closing”), the Company will sell to PSQ, and PSQ will purchase, an aggregate of 7,700,000 shares of Common Stock at a price equal to $0.25 per share, for an aggregate purchase price of $1,925,000, and PSQ will consummate the Tender Offer for a maximum of 2,500,000 shares of Common Stock at a price of $0.60 per share, for a maximum aggregate Offer amount of $1,500,000. If more than 2,500,000 shares of Common Stock are validly tendered in the Tender Offer, the number of shares of Common Stock purchased from each tendering shareholder will be cut back proportionately to an amount equal to the product of the shares tendered by each such tendering shareholder and the percentage amount equal to the quotient of 2,500,000 over the number of shares of Common Stock validly tendered in the Tender Offer.

Escrow Arrangements

Concurrently with the execution of the Purchase Agreement, the Company and PSQ entered into an Escrow Agreement (the “Escrow Agreement”), dated as of March 30, 2009, with The Park Avenue Bank, as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, PSQ deposited with the Escrow Agent cash in the amount of $1,925,000 for satisfaction of PSQ’s purchase price payment obligation for the Share Purchase. If PSQ terminates the Purchase Agreement under circumstances requiring payment of a termination fee and reimbursement of expenses to the Company as described in the Purchase Agreement, a portion of the funds in escrow will be released to the Company in satisfaction of such fee and expenses.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, a copy of which is attached hereto as Annex B and is incorporated herein by reference.

Effective Time of Share Purchase and Tender Offer

The Closing will occur no later than the third business day after satisfaction of the conditions of the Company and PSQ to the transactions contemplated by the Purchase Agreement, including approval of the Share Purchase by the Company’s shareholders.

Conditions to the Completion of the Share Purchase and Tender Offer

Each party’s obligation to complete the Share Purchase and Tender Offer is subject to the satisfaction or waiver by each of the parties, at or prior to the Closing, of various conditions, which include the following:

•	approval of the Share Purchase by affirmative vote by the holders of shares of Common Stock;

•	there be no order, litigation, injunction, administrative stop order or other legal restraint pending against the Company at the closing date that would limit or prohibit the closing of the transactions contemplated by the Purchase Agreement;

•	the accuracy in all material respects on the closing date of the representations and warranties of PSQ contained in the Purchase Agreement as though made as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties must be true and correct in all material respects as of such earlier date);

•	the accuracy on the closing date of the representations and warranties of the Company contained in the Purchase Agreement as though made as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties must be true and correct as of such earlier date), in each case except for inaccuracies or breaches as to matters that, individually or in the aggregate, would not have a material adverse effect on the Company;

•	all obligations, covenants and agreements of each of PSQ and the Company required to be performed at or prior to the closing date pursuant to the terms of the Purchase Agreement shall have been performed in all material respects; and

•	there shall have been no material adverse effect (as such term is defined in the Purchase Agreement) with respect to the Company since the date of the Purchase Agreement.

No Solicitation; Superior Proposals

The Company agreed that, except as described in the following paragraph, it and its affiliates will not solicit or initiate any inquiries or make any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or any significant assets or capital stock of the Company, or otherwise engage in discussions with any person (other than PSQ and its representatives) with respect to any acquisition proposal, or enter into any arrangement requiring it to abandon, terminate or fail to consummate the transactions contemplated by the Purchase Agreement.

Notwithstanding the aforementioned restriction, in the event that prior to the consummation of the transactions contemplated by the Purchase Agreement, the Company’s Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to respond to a proposal made by a third party to acquire for consideration consisting of cash and/or securities, more than 50% of the voting power of the shares of Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms that the Board determines in its good faith judgment to be more favorable to the Company’s shareholders than the transactions contemplated by the Purchase Agreement (an “Unsolicited Superior Proposal”), or to an acquisition proposal that it reasonably believes could lead to an Unsolicited Superior Proposal, in either case, in order to comply with its fiduciary duties to the Company’s shareholders under applicable law, the Company may participate in discussions or negotiations with the person making such proposal and provide non-public information to such person subject to entering into, and providing PSQ with a copy of, a confidentiality agreement entered into with such person in such form as is reasonably acceptable to the Company.

The Board of Directors may (i) withdraw or modify its approval or recommendation of the Share Purchase and Tender Offer or (ii) approve or recommend an Unsolicited Superior Proposal or terminate the Purchase Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any agreement with respect to any Unsolicited Superior Proposal). No action may be taken by the Company, however, until a time that is after the fifth business day following PSQ’s receipt of written notice advising PSQ that the Board of Directors has received an Unsolicited Superior Proposal, specifying the material terms and conditions of such Unsolicited Superior Proposal. If the Purchase Agreement is terminated pursuant to the Company’s acceptance of an Unsolicited Superior Proposal, and the Company thereafter enters into a definitive agreement with respect to such Unsolicited Superior Proposal, the Company will be obligated to pay PSQ a termination fee and reimburse PSQ for certain expenses. Information on the termination fee and expenses to be paid by the Company to PSQ under such circumstances is set forth below in the section titled “Reimbursement”.

Meeting of Shareholders

The Company is obligated under the Purchase Agreement to hold and convene the Special Meeting of the Company’s shareholders for purposes of considering the Share Purchase.

Covenants, Conduct of Business Pending the Share Purchase and Tender Offer

The Company has agreed that, during the period from the date of the Purchase Agreement until the closing date of the Share Purchase and Tender Offer, it will conduct its operations in the ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the Company and PSQ to consummate the transactions contemplated by the Purchase Agreement. The Company has agreed that it will not, without the prior written consent of PSQ:

•	amend its certificate of incorporation or bylaws or other organizational documents;

•	authorize for issuance, or otherwise agree or commit to issue, any shares of any class of its capital stock, except pursuant to and in accordance with the terms of currently outstanding options and except for the Share Purchase contemplated by the Purchase Agreement;

•	split any shares of its capital stock, declare, set aside or pay any dividend or purchase any shares of its own capital stock, except as otherwise expressly provided in the Purchase Agreement;

•	(i) incur any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice; (ii) become liable or responsible for the obligations of any other person; or (iii) make any loans in an aggregate amount exceeding $50,000;

•	(i) increase in any manner the compensation of any employee, director or officer except in the ordinary course of business consistent with past practice or except as required under currently existing agreements, plans or arrangements; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to any employee, officer or director, except as required under currently existing agreements, plans or arrangements; or (iv) except as may be required to comply with applicable law, become obligated under any new employee benefit plan, or employment or consulting agreement, or amend any such plan or agreement in existence, except for renewals of any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

•	enter into any material agreements, except for (i) agreements for the purchase, sale or lease of goods or services less than $50,000 individually, or (ii) agreements entered into in the ordinary course of the Company’s current business;

•	enter into an agreement or plan with respect to the liquidation or dissolution of the Company or any acquisition or disposition or pledge of a material amount of assets or securities;

•	make capital expenditures in excess of $50,000;

•	make any change in the accounting methods or accounting practices followed by the Company, except as required by GAAP;

•	settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) in excess of $50,000 without the consent of PSQ;

•	make any election under the Internal Revenue Code which would have a material adverse effect; or

•	agree to do any of the foregoing.

Termination

The Purchase Agreement may be terminated at any time prior to the closing of the Share Purchase and Tender Offer, whether before or after the Company has obtained shareholder approval of the Share Purchase:

•	by mutual written consent of the Company and PSQ;

•	by either PSQ or the Company:

•	if the Company’s shareholders do not approve the Share Purchase;

•	if the Share Purchase and Tender Offer shall not have been consummated on or before 95 days from the date of the Purchase Agreement; provided, however, that if the Share Purchase and Tender Offer shall not have been consummated on or prior to such 95th day, and if the SEC has elected to review and/or comment upon any of the Schedule TO, any other Tender Offer document, the Company’s Schedule 14D-9 relating to the Tender Offer or this proxy statement, then the termination trigger date shall be extended until the close of business on the 50th day after the last date on which the SEC completes its review of and has no further comments to any of such documents; or

•	if any governmental entity prohibits the consummation of the transactions contemplated by the Purchase Agreement;

•	by the Company if (i) PSQ shall have failed to commence the Tender Offer within ten business days following the date of the Purchase Agreement, or (ii) any change to the Tender Offer is made in contravention of the provisions of the Purchase Agreement;

•	by the Company, if PSQ materially breaches any of its representations, warranties or obligations under the Purchase Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to PSQ, if such breach is reasonably likely to materially and adversely affect PSQ’s ability to consummate Share Purchase or Offer; or

•	by either PSQ or the Company if the Company enters into a definitive agreement to effect a superior proposal.

Reimbursement

If the Purchase Agreement is terminated by either party in connection with the Company entering into a definitive agreement to effect an Unsolicited Superior Proposal, the Company will pay PSQ $175,000 in cash and reimburse PSQ for any of PSQ’s out-of-pocket expenses incurred in connection with the transactions contemplated by the Purchase Agreement up to an aggregate reimbursement amount of $150,000.

If the Purchase Agreement is terminated because PSQ materially breaches any of its representations, warranties or obligations under the Purchase Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to PSQ, and if such breach is reasonably likely to materially and adversely affect PSQ’s ability to consummate the Tender Offer or the Sale Purchase, then PSQ shall pay to the Company $175,000 in cash and reimburse the Company for any of the Company’s out-of-pocket expenses incurred in connection with the transactions contemplated by the Purchase Agreement up to an aggregate reimbursement amount of $150,000.

Representations and Warranties

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or PSQ or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company.

The Purchase Agreement contains customary representations and warranties made by or with respect to the Company relating to, among other things:

•	subsidiaries;

•	corporate organization, qualification and corporate power;

•	authorization, due execution and delivery of the Purchase Agreement;

•	filings, consents and approvals;

•	issuance of securities and capitalization;

•	compliance with SEC filing requirements, Sarbanes-Oxley and internal accounting controls, and exchange listing requirements;

•	litigation;

•	indebtedness;

•	financial statements and undisclosed liabilities;

•	labor relations;

•	title;

•	tax matters;

•	compliance with laws and permits;

•	real property;

•	intellectual property;

•	insurance;

•	registration rights;

•	application of takeover provisions;

•	affiliated transactions; and

•	brokerage or finders’ fees or agents’ commissions.

The Purchase Agreement contains certain customary representations and warranties made by or with respect to PSQ relating to, among other things:

•	company organization, qualification and limited liability company power;

•	available funds;

•	brokerage or finders’ fees or agents’ commissions;

•	accredited investor status;

•	litigation;

•	consents;

•	short sales;

•	interim operations; and

•	information to be included in the Company’s public filings.

The representations and warranties are subject to materiality and knowledge qualifiers in many respects.

This description of the representations and warranties is included to provide shareholders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company or PSQ. The Company’s reports filed with the Securities and Exchange Commission qualify any representation or warranty otherwise made in the Purchase Agreement to the extent of such disclosure. Further, the assertions embodied in the representations and warranties are subject to qualifications and exceptions. Accordingly, the Company’s shareholders should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Regulatory Approvals

The Company is not aware of any governmental or regulatory approval required for completion of the Share Purchase and Tender Offer, other than compliance with applicable corporate laws of Illinois and compliance with state securities laws.

If any other governmental approvals or actions are required, the Company intends to try to obtain them. The Company cannot assure its shareholders, however, that it will be able to obtain any such approvals.

Company Management

Pursuant to the Purchase Agreement and as requested by PSQ, Sheldon Brottman, Edward O. Hunter, Thomas G. Kosnik and Kent M. Yauch will be resigning from the Board of Directors of the Company upon the Closing. There are no disagreements between any of such directors and the Company on any matter relating to the Company’s operations, policies or practices which resulted in them tendering their resignations to be effective upon the Closing.

Pursuant to the Purchase Agreement and as requested by PSQ, upon the occurrence of the Closing, Stephen Pence, Charles (Chuck) W.B. Wardell III and Jerry Lancaster will be appointed by the Board to serve on the Board of Directors of the Company.

The Board of Directors will determine which committees Messrs. Pence, Wardell and Lancaster will serve on at their first scheduled meeting after the Closing occurs. If the Closing occurs and Messrs. Pence, Wardell and Lancaster become members of the Board of Directors of the Company, they will receive compensation as directors in line with the Company’s current compensation arrangement for non-employee directors, which will entitle each of them to a monthly retainer fee of $2,000. In addition, Mr. Pence will serve as Chairman of the Board of Directors of the Company. Directors do not receive any additional compensation for attendance at meetings of the Board of Directors or its committees, except that the Chairman of the Audit Committee receives an additional monthly retainer fee of $500.

Arrangements between the Company and its Executive Officers, Directors and Affiliates

The Company’s executive officers and the members of the Board of Directors may be deemed to have interests in the transactions contemplated by the Purchase Agreement that may be different from or in addition to those of the Company’s shareholders generally. These interests may create potential conflicts of interest. The Board of Directors is aware of these interests and considered them, among other things, in reaching its decision to approve the Purchase Agreement and the Share Purchase and Tender Offer.

Imhoff Consulting Agreement

The Company has entered into an employment agreement, as amended, with Mr. Imhoff, Jr. to serve as Chairman of the Board, Chief Executive Officer and President of the Company (as amended, the “Imhoff Employment Agreement”). If the Closing occurs, the Consulting Agreement (as defined below) will become effective, the Imhoff Employment Agreement will terminate, and Mr. Imhoff, Jr. will forego and release all of his claims with respect to his rights and benefits under the Imhoff Employment Agreement (except with respect to his accrued vacation and his vested benefits under the Company’s Executive Retirement Plan). For more information on the Imhoff Employment Agreement, please see “Executive Compensation — Imhoff Employment Agreement and Consulting Agreement.”

In connection with entering into the Purchase Agreement, on March 30, 2009, the Company, PSQ and Mr. Imhoff, Jr. entered into a Consulting Agreement (the “Consulting Agreement”), which agreement will become effective upon the Closing.

Under the terms of the Consulting Agreement, among other things, (i) Mr. Imhoff, Jr.’s Employment Agreement with the Company will terminate, as will his rights and benefits under the Employment Agreement (except with respect to accrued vacation and his vested benefits under the Company’s Executive Retirement Plan), (ii) all of Mr. Imhoff, Jr.’s stock options will be canceled, (iii) Mr. Imhoff, Jr. will be subject to non-competition and non-solicitation provisions for a period of two years after the expiration or termination of the Consulting Agreement, (iv) Mr. Imhoff, Jr. will grant a release in favor of the Company, (iv) Mr. Imhoff, Jr. will provide consulting services to the Company, and (v) Mr. Imhoff, Jr. will agree to continue to serve as a member of the Board of Directors of the Company during the term of the Consulting Agreement.

In consideration therefor, under the terms of the Consulting Agreement, Mr. Imhoff, Jr. (i) will be paid an annual consulting fee of $300,000 per year, and director fees no less than the fees currently paid to the Company’s non-employee directors ($2,000 per month), during the term of the Consulting Agreement, (ii) will be issued 500,000 shares of Common Stock upon the Closing for no additional consideration, and (iii) will receive health and life insurance benefits from the Company, as well as his accrued vacation benefits and accrued benefits under the Company’s Executive Retirement Plan. The term of the Consulting Agreement will be three years from the Closing, and it will be terminable at any time and for any reason by any party, provided that promptly following any such termination thereof, Mr. Imhoff, Jr. will continue to receive for the remainder of the term of the Consulting Agreement the fees and benefits that would otherwise be due to him under the agreement if the agreement had not been terminated. In addition, if the Company defaults in its payment obligations to Mr. Imhoff, Jr. under the Consulting Agreement, the Company will be required to pay to Mr. Imhoff, Jr. the remaining amount of the payments due under the Consulting Agreement in a lump-sum payment within 30 days of such default.

The shares of Common Stock that Mr. Imhoff, Jr., will receive pursuant to the Consulting Agreement will not be issued until the Share Purchase and Tender Offer are completed, and will not be eligible to be tendered into the Tender Offer.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed herewith as Annex C and is incorporated herein by reference.

In connection with Mr. Imhoff, Jr.’s agreement to resign as Chief Executive Officer and President of the Company if the Closing occurs pursuant to the Consulting Agreement, PSQ has requested, and the Board of Directors of the Company has approved, the appointment of Ronald E. Heineman to serve as Chief Executive Officer and President of the Company effective upon Mr. Imhoff, Jr.’s resignation. For more information on Mr. Heineman’s compensation arrangements with the Company, see “Executive Compensation — Chief Executive Officer and President.”

Employment Agreements with Other Executive Officers

The Company has entered into employment agreements with other executive officers of the Company. Please see “Executive Compensation — Employment Agreements with Marilyn White and Kent Yauch” for a description of employment arrangements with each of Ms. White and Mr. Yauch and the effects that consummation of the Share Purchase and Tender Offer would have under those employment arrangements.

Stock Option Plans

As of March 31, 2009, there were stock options outstanding under the Company’s 1995 Stock Option Plan, Amended and Restated 1997 Stock Option Plan and 1999 Stock Option Plan (each, a “Plan”, and together, collectively, the “Plans”). The Plans were approved by the shareholders. The 1995 Stock Option Plan expired during fiscal 2006, and the 1999 Stock Option Plan expired in February, 2009, and no further options may be granted under such Plans. The Plans granted specified numbers of options to non-employee directors, and they authorized the Compensation Committee of the Board of Directors to grant either incentive or non-statutory stock options to employees. All stock options outstanding as of March 31, 2009 were non-statutory stock options, had exercise prices equal to the market price on the date of grant, and had expiration dates ten years after the date of grant.

Each of the Plans provides that upon a “Change of Control,” defined in each of the respective plans to include the commencement by an entity, person or group (other than the Company or a subsidiary) of a tender offer for more than 20% of the outstanding voting stock of the Company, all outstanding options shall become fully exercisable and all restrictions thereon shall terminate. Accordingly, if the Share Purchase and the Tender Offer are consummated, all outstanding options will become fully exercisable and all restrictions thereon will terminate.

The foregoing description of the Plans does not purport to be complete and is qualified in its entirety by reference to the Plans, copies of which the Company will furnish to shareholders upon written request and without charge. The beneficial ownership of shares of Common Stock of each director and officer is further described under the heading “Security Ownership of Certain Beneficial Owners and Management.”

D&O Insurance; Indemnification

PSQ has agreed to cause the Company to maintain for not less than 6 years from the date of the Closing the current policies of the directors’ and officers’ liability insurance maintained by the Company with respect to matters occurring on or prior to such closing date. PSQ and the Company will not, however, be required to spend annually more than 150% of the amount that the Company spent for such policies in fiscal year 2008.

In addition, from and after the Closing, PSQ has agreed to cause the Company to indemnify and hold harmless each person who is now, at any time has been or who becomes prior to such closing date a director or officer of Company or any of its subsidiaries, and their heirs and personal representatives (the “Indemnified Parties”), against any and all expenses incurred in connection with any claim, suit, investigation or proceeding arising out of or pertaining to any action or omission occurring on or prior to such closing date (including, without limitation, any claim, suit, investigation or proceeding which arises out of or relates to the transactions contemplated by the Purchase Agreement), and has agreed to cause the Company to pay to each Indemnified Party expenses incurred by each Indemnified Party in connection with the final disposition of any such claim, suit, investigation or proceeding.

Registration Rights

The Company, PSQ and Mr. Imhoff, Jr. also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on March 30, 2009 that will provide (i) PSQ with customary demand registration rights with respect to the shares of Common Stock to be acquired by PSQ in the Share Purchase and the Tender Offer, and (ii) Mr. Imhoff, Jr. with customary piggyback registration rights with respect to the shares of Common Stock owned by Mr. Imhoff, Jr. in the event that any of PSQ’s shares of Common Stock are registered by the Company.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Annex D and is incorporated herein by reference.

Background of the Share Purchase and Tender Offer

The Board of Directors has periodically reviewed and assessed long-term strategies and objectives and developments in the markets in which the Company operates. From time to time the Board of Directors has considered strategies to grow the Company’s business and operations through partnering, strategic alliances or other strategic opportunities with other companies. From time to time, the Company has also engaged in market check activities to test the level of interest of other companies in acquiring, or merging with the Company. As part of this process, the Company’s independent directors and senior management have had discussions with senior executives of various staffing companies, which are referred to below by code numbers in order to comply with contractual non-disclosure obligations.

In December 2007, the Company received an unsolicited call from Company No. 1 requesting a meeting to discuss possible strategic alternatives and synergies between the companies. The Company’s senior management met in person with the senior management of Company No. 1 in Chicago on December 4, 2007. One independent member of the Board of Directors and senior management of the Company met, in person, with senior management of Company No. 1 at Company No. 1’s headquarters on January 16, 2008. The full board and senior management of the Company met with the senior executives of Company No. 1 at the Company’s headquarters on February 25, 2008. Several conversations and another in-person visit with senior management of the companies took place during calendar year 2008. The Company’s Board of Directors had concerns regarding the high debt levels of Company No. 1, and the parties also were unable to reach agreement on price. Negotiations between the parties ended in early March, 2008.

As part of its ongoing discussions and market-check activities, the Company formally engaged Thersea A. Matacia, Strategy and Corporate Development Executive (“TAM”) in May 2008 to identify a list of staffing companies that could potentially be appropriate merger partners or acquisition candidates based on stated criteria. Commencing in early June 2008, representatives of TAM contacted approximately 50 potential parties. The Company received from TAM a list of 22 candidates on August 15, 2008, a list of 24 more candidates on August 29, 2008, and a final list of an additional 24 candidates (not including PSQ) on September 2, 2008. Representatives of TAM arranged nine telephone meetings and three in-person meetings between the Company’s Board of Directors, senior management and the possible candidates. None of the contacted parties conducted detailed due diligence; none submitted a term sheet or a letter of intent. Since no buyer or merger partner emerged from this phase of the Company’s market-check process, the process ended in late October 2008 and TAM’s initial engagement was terminated by the Company shortly thereafter.

TAM referred Company No. 2 to the Company in May 2008, and several telephone calls took place in May and June 2008 between the Board of Directors and Company No. 2. In June 2008, the Company’s Board of Directors asked Company No. 10 to put the specific terms of its transaction proposals in writing. The Company received a letter dated June 23, 2008 whereby Company No. 2 outlined some of its proposals. Additional telephone calls ensued over the next several weeks. The Company received a letter from Company No. 2 on August 18, 2008, indicating that Company No. 2 did not wish to pursue an investment or a strategic relationship with the Company at that time.

During early 2008, the Company received an unsolicited call from Company No. 3 wishing to discuss strategic possibilities. Company No. 3 was a company which at the time was doing no business but at least two of the owners had previously operated a successful staffing business that had been sold. On July 18, 2008, the Company was advised that Company No. 3 decided to pursue other alternatives. Subsequently, during the week of January 26, 2009 Company No. 3 again contacted the Company inquiring about a possible combination. At this time, the Company was negotiating a Letter of Intent with PSQ, and on or about February 12, 2009, the Company told Company No. 3 that it did not wish to pursue any transaction with it at that time.

During the week of July 7, 2008, the Company received an unsolicited call from Company No. 4 wishing to discuss strategic possibilities. Company No. 4 was a privately held company currently in the staffing industry. On July 18, 2008, the Company was advised that Company No. 4 decided to pursue other alternatives. Subsequently, in January 2009, Company No. 4 contacted the Company again inquiring about a possible acquisition transaction. The Company did meet in person (with the express consent of PSQ) on

February 13, 2009 with the senior management of Company No. 4. Right before that meeting, the Company had entered into a letter of intent with PSQ pursuant to which the Company had agreed, at PSQs request, not to engage in negotiations for a specified period of time with any third parties regarding an acquisition transaction. As the meeting with Company No. 4 had already been scheduled prior to the Company’s entering into the letter of intent with PSQ, PSQ agreed to let the Company continue with its meeting with Company No. 4. No specific deal terms were proposed by Company No. 4 at the February 13th meeting, and since the Company was precluded from further discussions with Company No. 4 pursuant to its letter of intent with PSQ, and since the Board of Directors determined that it would be advisable to continue to pursue the transactions and the specific and definitive transaction terms that had been proposed by PSQ in its letter of intent, the Company advised Company No. 4 on February 18, 2009 that it did not wish to further discuss a possible transaction at that time.

On July 24, 2008 the Company and Company No. 5 had a telephone conference call to discuss possible business opportunities and synergies. On August 5, 2008, two members of the Board of Directors and senior management of the Company met with Company No. 5 at the Company’s corporate headquarters. Upon review of Company No. 5’s financials, the Company decided not to pursue a transaction with Company No. 5.

On August 1, 2008, the Company and Company No. 6 had a telephone conference call to discuss possible business opportunities and synergies. It was agreed that the Company and Company No. 6 would continue talking. During the week of August 11, 2008, senior management of Company No. 5 advised the Company that Company No. 6 wanted to remain private and was pursuing a different opportunity.

On August 6, 2008, two members of the Company’s Board of Directors participated in a telephone conference with Company No. 7 to discuss possible merger synergies. From August 6, 2008 through November 7, 2008, several telephone calls were made between the parties and multiple telephone conferences of the Company’s Board of Directors took place to discuss a potential transaction with Company No. 7. On September 23, 2008, senior executives of Company No. 7 met in person with two independent directors and senior management of the Company to discuss a potential transaction. On November 14, 2008 the Company’s Board of Directors further discussed a potential transaction with Company No. 7 at length and decided not to pursue a transaction with Company No. 7.

On September 19, 2008, two members of the Company’s Board of Directors participated in a telephone conference with Company No. 8. After the conference the Company’s Board of Directors decided that Company No. 8 was not a good strategic fit for the Company.

On September 19, 2008, two members of the Company’s Board of Directors participated in a telephone conference with Company No. 9. After the conference the Company’s Board of Directors decided that Company No. 9 was not a good strategic fit for the Company.

On October 1, 2008, two members of the Company’s Board of Directors participated in a telephone conference with Company No. 10. After the conference the Company’s Board of Directors decided that Company No. 10 was not a good strategic fit for the Company.

On December 2, 2008, the Company received an unsolicited call from Company No. 11 requesting a meeting to discuss a possible strategic transaction with the Company. Two of the Company’s directors and senior management met with the senior executives of Company No. 11 at the Company’s headquarters in Chicago on January 6, 2009. The Company’s Board of Directors had concerns regarding Company No. 11’s ability to finance any transaction, and the parties also were unable to reach agreement on price. Negotiations between the parties ended in January 2009.

Background with PSQ

On January 7, 2009, one of the Company’s directors received a call from Mr. Furnari of MC Capital Funding Group to determine if the Company would be interested in an introduction to a potential buyer for the Company.

On January 8, 2009, the Board of Directors met telephonically and agreed that Dennis Baker should return Mr. Furnari’s call and schedule an introductory conference call with the potential buyer.

On January 16, 2009, Mr. Baker had a telephone conference call with Mr. Furnari to introduce Ronald E. Heineman of River Falls Financial Services, Inc. (“River Falls Financial”). The parties discussed a possible stock purchase and tender offer transaction whereby the Company would receive needed cash and the shareholders would receive an opportunity to tender some of their shares of Common Stock at a premium.

On January 19, 2009, the Company’s Board of Directors met telephonically, during which Mr. Baker reported on his telephonic meeting with Mr. Heineman. He reported that they had discussed a general concept of a stock purchase and tender offer transaction. The Board of Directors agreed that a meeting should be arranged to meet Mr. Heineman in person.

On January 27, 2009, Herbert F. Imhoff, Jr., Kent M. Yauch, Sheldon Brottman and Mr. Baker met with Mr. Heineman in the Company’s corporate office to learn more about River Falls Financial and its proposed transaction.

On February 4, 2009, Mr. Imhoff, Jr. and Mr. Baker traveled to New York to meet with representatives of River Falls Financial and certain of their investment partners, Oppenheimer, Sands Brothers Asset Management and The Park Avenue Bank.

On February 5, 2009, the Company’s Board of Directors met telephonically during which meeting Mr. Baker and Mr. Imhoff, Jr. summarized the discussions they had with representatives of River Falls Financial on February 4, 2009, and the Board recommended that the Company proceed to enter into a letter of intent with River Falls Financial.

On February 5, 2009, the Company received a draft letter of intent from PSQ, a special purpose company organized by Stephen B. Pence, outlining a proposed share purchase and tender offer to be undertaken by PSQ.

On February 6, 2009, the Company’s Board of Directors and the Company’s outside counsel participated in a conference call to discuss the terms and conditions contained in the proposed letter of intent and to further discuss changes that should be made to the letter.

On February 10, 2009, the Company’s Board of Directors and the Company’s outside counsel participated in a conference call with respect to further changes to the terms of the proposed letter of intent.

On February 11, 2009, the Company and PSQ executed the non-binding letter of intent outlining certain preliminary terms of the Share Purchase and Tender Offer.

On February 17, 2009, Mr. Imhoff, Jr. met with Mr. Heineman in the Company’s corporate office. They discussed business operations and Mr. Imhoff, Jr.’s role with the Company if the proposed transactions were to take place.

On February 23, 2009, at a regularly scheduled meeting of the Company’s Board of Directors, the Board of Directors reviewed and discussed the status of negotiations and of conversations and meetings with Mr. Heineman , as well as the merits of a potential transaction with PSQ. The Board also agreed at that meeting to form a Fairness Opinion Special Committee (the “Special Committee”), and Dennis Baker, Sheldon Brottman, Edward Hunter and Thomas Kosnik were elected to serve on the Special Committee. Mr. Baker was elected to serve as Chairman of the Special Committee. The Special Committee was tasked with interviewing and selecting a financial advisory services firm to assist the Company in reviewing any proposed transactions with PSQ and issuing a fairness opinion to the Company with respect to such transactions, and was also tasked with negotiating the terms of an engagement letter with the selected financial advisory services firm. The Board interviewed a prospective financial advisor at that same Board meeting. Mr. Hunter agreed to take the lead in vetting several additional firms that had been referred to the Company and to make a recommendation to the Special Committee.

On March 2, 2009, the Company received a first draft of the Purchase Agreement from PSQ’s counsel. On March 2, 2009, the Company provided to PSQ and its counsel an issues list in response to the Purchase Agreement.

From March 8 through March 12, 2009, the Company and its outside counsel and PSQ and its outside counsel exchanged comments to drafts of the Purchase Agreement and negotiated various terms and conditions of the Purchase Agreement and the transactions contemplated thereby.

On March 12, 2009, Mssrs.  Imhoff, Jr., Yauch, Baker and Heineman, present in person at the Company’s headquarters, along with the Company’s counsel and PSQ’s counsel participating via teleconference, continued to negotiate various open issues in the Purchase Agreement.

On March 12, 2009, Mr. Baker received a draft of the Consulting Agreement from Mr. Imhoff, Jr.’s counsel.

On March 13, 2009, Mr. Baker discussed the terms of the Consulting Agreement with members of the Compensation Committee, and on March 14, 2009, Mr. Baker discussed certain terms of the Consulting Agreement with Mr. Heineman and with the Company’s counsel.

On March 13, 2009, the Special Committee formally engaged Prairie Capital to advise the Company’s Board of Directors and provide the Company with a fairness opinion with respect to the proposed transactions with PSQ.

On March 16, 2009, Mr. Yauch met in person with Robert Gross of Prairie Capital. Some of the items discussed included the Company’s business structure, the business environment and its effect on the Company, and the business planning process. Additionally, Mr. Yauch provided documents required by Prairie Capital.

On March 19, 2009, Mr. Imhoff, Jr. and Marilyn White met in person with Mr. Gross of Prairie Capital. Some of the items discussed included short and long-term challenges and opportunities for the Company, the business environment and its effect on the Company and the staffing industry, actions taken, and future actions available to reduce cost and generate additional revenue.

On March 19, 2009, PSQ’s counsel distributed a revised draft of the Purchase Agreement to the Company. The Company’s counsel delivered a further revised draft of the Purchase Agreement to PSQ on March 20, 2009.

On March 20, 2009, the Company’s Compensation Committee had a telephonic meeting to discuss terms of the Consulting Agreement.

On March 24, 2009, Mr. Baker and Mr. Brottman met with Mr. Gross of Prairie Capital to discuss the status of various issues related to the proposed fairness opinion to be issued by Prairie Capital.

On March 27, 2009, the Company’s Board of Directors met to consider whether to approve the proposed transactions with PSQ. Also in attendance was a representative of the Company’s counsel (Schiff Hardin) and a representative of Prairie Capital. Throughout the course of the meeting, the Company’s counsel and Mr. Baker reviewed with the Board the then current terms of the Purchase Agreement, the Consulting Agreement, the Escrow Agreement and the Registration Rights Agreement, drafts of which had been provided to the directors prior to the meeting. The Board of Directors deliberated at length regarding the final terms of the proposed transactions. A representative of Prairie Capital then presented the Board of Directors with a review of materials prepared by Prairie Capital, which included a financial analysis of the proposed transactions, and orally delivered Prairie Capital’s opinion, subsequently confirmed in writing, that based upon and subject to certain factors and assumptions set forth in such opinion, the Share Purchase, the Tender Offer and the terms of the Consulting Agreement with Mr. Imhoff, Jr., taken together, were fair, from a financial point of view, to the Company and its shareholders. The full text of Prairie Capital’s opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken with respect to the opinion, is attached hereto as Annex E. All questions from the Board of Directors regarding the proposed transactions with PSQ were thoroughly discussed and answered to the Board’s satisfaction.

At the conclusion of the March 27, 2009 meeting, the Board of Directors (i) approved the transactions with PSQ, including the Share Purchase, the Tender Offer and the other transactions contemplated by the Purchase Agreement, and approved the related agreements, including the Consulting Agreement, the Escrow Agreement and the Registration Rights Agreement and authorized the independent directors and executive officers of the Company to negotiate and resolve the remaining open issues in the Purchase Agreement and related agreements, (ii) declared the Purchase Agreement, including the Share Purchase and the Tender Offer, as well as the related agreements, advisable and in the best interests of the Company’s shareholders, (iii) authorized the Company to enter into the Purchase Agreement and the related agreements, and (iv) recommended that the Company’s shareholders tender their shares of Common Stock pursuant to the Tender Offer and approve the Share Purchase at a special meeting of the shareholders to be called for that purpose.

On March 28 and 29, 2009, the Company and PSQ continued to negotiate the remaining issues in the Purchase Agreement and the related agreements.

On March 30, 2009, the Company and PSQ resolved the remaining issues in the various transaction documents and entered into the Purchase Agreement and the Escrow Agreement, and the Company, PSQ and Mr. Imhoff, Jr. entered into the Consulting Agreement and the Registration Rights Agreement. The Company issued a press release and filed an 8-K with the SEC announcing the execution of the Purchase Agreement and the other transaction documents.

On April 10, 2009, the Company received an unsolicited letter proposal from Company No. 12 expressing an interest in acquiring all of the outstanding shares of the Company’s Common Stock for a per share purchase price of $0.50 in cash. The proposal indicated that no financing condition would be required. The proposal was, however, conditioned on Company No. 12’s undertaking and completion of legal, financial and other due diligence, as well as satisfactory negotiation and execution of definitive transaction documents.

The Company’s Board of Directors held a telephonic board meeting that same day (April 10th) to discuss Company No. 12’s proposal, and determined that such proposal was not superior to the transactions contemplated by the Purchase Agreement, since, among other things (1) the price which shareholders would receive for their shares of common stock under Company No. 12’s proposal would be less than the price being offered to shareholders in the Tender Offer, (2) under Company No. 12’s proposal, none of the Company’s shareholders would be given the option to remain as shareholders of the Company after the proposed transactions, since the offer was being made for 100% of the outstanding shares of the Company, (3) the proposal was subject to various conditions and uncertainties, including the satisfactory completion of a due diligence review of the Company, as well as the negotiation of mutually satisfactory documentation, and there was no assurance that a binding, definitive deal would be reached with Company No. 12, and (4) the proposal did not address other key issues that could impact the Board’s evaluation of the proposal, including whether Company No. 12 would require any conditions to closing beyond those required by PSQ.

On April 10, 2009, one of the independent members of the Company’s Board of Directors contacted senior management at Company No. 12 to inform them of the Board’s determination, including that the Board did not have sufficient information regarding Company No. 12’s proposal to fully evaluate the proposal, and that, with respect to the terms that were proposed by Company No. 12, the Board did not believe that the terms were better for the Company and the Company’s shareholders than the terms of the Company’s transactions with PSQ contemplated by the Purchase Agreement.

On April 11, 2009, Company No. 12 submitted a revised proposal to the Company. The revised proposal provided for acquiring all of the outstanding shares of the Company’s Common Stock for a per share purchase price of $0.65 in cash. The transaction would be structured as a tender offer followed by a back-end merger. In order for Company No. 12 to be able to complete the back-end merger, they would need the Company’s shareholders to tender at least 50.1% of the outstanding shares of the Company’s Common Stock in such tender offer. The proposal also indicated that Company No. 12 had not yet done any diligence on the Company or its public filings to date, that it wanted to do a comprehensive due diligence review of the Company that, among other things, would be responsive to a 15-page due diligence request list submitted by Company

No. 12, and that Company No. 12 expected that its diligence review of the Company, as well as negotiation of mutually agreeable definitive transaction documents, would take three weeks.

The Company’s Board of Directors held a telephonic board meeting on April 12, 2009 to discuss Company No. 12’s revised proposal, and again determined that such proposal was not superior to the transactions contemplated by the Purchase Agreement with PSQ, since, among other things (1) there was significant uncertainty relating to whether a definitive agreement would be reached with Company No. 12, given the lengthy due diligence and negotiation period requested by Company No. 12, the fact that Company No. 12 acknowledged it had conducted no diligence of the Company’s public filings and was not aware of the principal terms of the Company’s transactions with PSQ contemplated by the Purchase Agreement, and that Company No. 12 failed to address (in response to a specific inquiry from the Company) whether Company No. 12 would require any conditions to closing a transaction with the Company beyond those required by PSQ under the Purchase Agreement, (2) even if the Company and Company No. 12 were able to agree on terms for a definitive agreement, there was significant uncertainty on whether a transaction with Company No. 12 would then be consummated, since such a transaction would require a majority of the Company’s shareholders to tender their shares to Company No. 12 in order for the transaction to be consummated, and the Company’s Board could not be certain as to whether a majority of the Company’s shareholders would tender their shares in such a transaction, and (3) the Company would have significant liquidity issues if it were to terminate its transactions with PSQ and it was unable to enter into, or consummate, a transaction with Company No. 12, given the Company’s deteriorating operations as well as its increased rate of cash burn resulting from expenses incurred in connection with its transactions with PSQ.

On April 12, 2009, one of the independent members of the Company’s Board of Directors contacted senior management at Company No. 12 to inform them of the Board’s determination.

Recommendation of the Board of Directors

In making its determination with respect to approving the Purchase Agreement and approving and recommending the Share Purchase and the Tender Offer, the Board of Directors consulted with the Company’s management as well as the Company’s legal counsel and financial advisor, and considered the short-term and long-term interests of the Company and its shareholders based upon a number of factors. In light of the wide variety of factors considered by the Board of Directors, they did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. Among the factors that the Board of Directors considered and deemed favorable were the following:

•	the Company would receive $1,925,000 in connection with the sale of stock in the Share Purchase, which the Company will be able to use (a) for working capital purposes, (b) for improving operations as the Company works towards returning to profitability, and (c) for possible acquisitions. Absent the cash that would be received from the Share Purchase, the Company’s management estimated that the Company would exhaust its cash resources by the end of the fourth calendar quarter of 2009, and, in light of the condition of the current financial markets, the Company may not otherwise be able to obtain financing needed to continue its operations, or if able to obtain it, such financing may not have been available on market terms or terms attractive to the Company;

•	the strategic and financial alternatives, including recapitalizations and refinancings, available to the Company without an equity sale. The Board considered the fact that entering into any negotiations with another third party would not necessarily lead to an equivalent or better offer and would be subject to due diligence and negotiations that would take time and would likely lead to the loss of the potential offer from PSQ;

•	the Tender Offer gives the Company’s shareholders the opportunity to sell shares of the Company in the Tender Offer at a substantial premium to the market price of the shares of the Company’s Common Stock on the date of the Board of Directors’ consideration, and also to remain as shareholders in a company that will be financially strengthened by PSQ’s cash infusion from the Share Purchase. In concluding that the premium offered was substantial, the Board considered the closing price of the

Company’s Common Stock on the date before the March 27, 2009 meeting of the Board of Directors. The $0.60 per share Tender Offer price represents a premium of approximately 82% over the closing sale price of $0.33 for the Company’s shares of Common Stock as of the day before such meeting;

•	the form of the consideration to be paid to the Company for the Share Purchase and to the Company’s shareholder’s in the Tender Offer, the historical market price for the Company’s Common Stock, and the certainty of the value of the cash consideration to be paid in the Share Purchase and the Tender Offer compared to stock or other consideration;

•	the opinion of Prairie Capital that, on the date of its opinion, and based upon and subject to the various considerations set forth in its opinion, the Tender Offer considered together with the Share Purchase and the Consulting Agreement, are fair to the Company and the Company’s shareholders from a financial point of view;

•	the fact that the Purchase Agreement would, subject to certain limitations, permit the Company to terminate the Purchase Agreement in order to allow the Company to enter into an agreement with a third party if that third party has made a proposal to acquire the Company on terms that are more favorable to the Company’s shareholders than the proposed Share Purchase and Tender Offer, upon the payment of a termination fee and reimbursement of certain transaction expenses;

•	the reasonable likelihood of the Closing in light of the limited nature of the conditions in the Purchase Agreement to the obligations of PSQ to consummate the Share Purchase and the Tender Offer, including that Closing is not contingent on PSQ’s ability to secure any third-party financing and that PSQ will put into escrow at the signing of the Purchase Agreement the funds necessary to consummate the Share Purchase;

•	the proposed Consulting Agreement with Mr. Imhoff, Jr. under which, among other things, (a) Mr. Imhoff, Jr.’s Employment Agreement with the Company will terminate, as will his rights and benefits under the Employment Agreement (except with respect to accrued vacation and his vested benefits under the Company’s Executive Retirement Plan), (b) all of Mr. Imhoff, Jr.’s stock options will be canceled, (c) Mr. Imhoff, Jr. will be subject to non-competition and non-solicitation provisions for a period of two years after the expiration or termination of the Consulting Agreement, (d) Mr. Imhoff, Jr. will grant a release in favor of the Company, and (e) Mr. Imhoff, Jr. will provide consulting services to the Company;

•	the proposed compensation terms for the proposed new Chief Executive Officer and President of the Company, Ronald E. Heineman, which, as described in more detail below, provide that Mr. Heineman’s initial compensation would consist of an annual salary of $1 and a grant of 150,000 stock options, the result of which would be significantly beneficial to the Company’s cash position in the near-term and would tie the value of Mr. Heineman’s compensation to the performance of the Company and its stock price; and

•	that after the Closing, Mr. Imhoff, Jr. and Mr. Baker, a current member of the Board of Directors, will continue to serve as members of the Board, providing continuity and accumulated historical knowledge of the Company to the new officers and directors.

The Board of Directors also considered certain countervailing factors in its deliberations concerning the Share Purchase and the Tender Offer, including:

•	the restrictions that the Purchase Agreement imposes on soliciting competing transaction proposals, and the requirement under the Purchase Agreement that the Company would be obligated to, under certain circumstances, pay a termination fee of $175,000 and reimburse PSQ’s actual expenses of up to $150,000, and the potential effect of such termination fee in deterring other potential acquirers from proposing alternative transactions;

•	the proposed Consulting Agreement with Mr. Imhoff, Jr., under which, among other things, Mr. Imhoff, Jr. (a) will be paid an annual consulting fee of $300,000 per year, and director fees no less than the fees currently paid to the Company’s non-employee directors ($2,000 per month), during the term of the Consulting Agreement, (ii) will be issued 500,000 shares of Common Stock at the closing of the transactions contemplated by the Purchase Agreement for no additional consideration, and (iii) will receive health and life insurance benefits from the Company, as well as his accrued vacation benefits and accrued benefits under the Company’s Executive Retirement Plan. In addition, the Consulting Agreement, which will have a three-year term from the Closing, and will be terminable at any time and for any reason by any party, provides that, following any such termination thereof, Mr. Imhoff, Jr. will continue to receive for the remainder of the term of the Consulting Agreement the fees and benefits that would otherwise be due to him under the agreement if the agreement had not been terminated;

•	the potential disruption of the Company’s business that might result from the announcement of the transactions;

•	the uncertainty regarding shareholders’, customers’ and employees’ perceptions of the transactions;

•	the possibility that the Share Purchase and the Tender Offer may not be completed, and if such transactions are not completed, the Company’s directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transactions, and the Company will have incurred significant costs attempting to consummate the transactions; and

•	the potential conflicts of interest of certain of the Company’s directors, officers and principal shareholders, including:

•	the Consulting Agreement and the Registration Rights Agreement to be entered into by Mr. Imhoff, Jr., the Company and PSQ;

•	that, as a result of the Share Purchase and the Tender Offer, all outstanding unvested options issued under the Company’s stock option plans will automatically vest in full prior to the Closing;

•	that the Closing would trigger additional severance benefits under certain circumstances for Kent Yauch, a member of the Board and the Company’s Vice President, Chief Financial Officer and Treasurer, and for Marilyn White, a Vice President of the Company, under separate employment agreements each of them previously entered into with the Company;

•	that under the Purchase Agreement, certain of the Company’s directors and officers will be required to resign as directors and/or officers of the Company effective upon the Closing; and

•	that under the Purchase Agreement, the Company will provide certain continuing indemnification and insurance benefits for officers, directors and employees of the Company.

The foregoing discussion of the Board of Directors’ reasons for its recommendation to accept the Tender Offer is not intended to be exhaustive, but addresses the material information and factors considered by the Board of Directors in its consideration of the Tender Offer. The Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific reasons underlying its determination and recommendation. Rather, the Board of Directors viewed its determinations and recommendations as being based on the totality of the information and factors presented to and considered by the Board of Directors.

Summary of Prairie Capital Analysis

On March 13, 2009, the Company engaged Prairie Capital to provide valuation and financial advisory services and render a report and opinion to the Board of Directors with respect to a proposed transaction involving the Share Purchase, the Tender Offer and the terms contained in Mr. Imhoff, Jr.’s Consulting Agreement. On March 27, 2009, Prairie Capital delivered to the Company’s Board of Directors its oral opinion, subsequently confirmed in writing, that as of the date and based upon and subject to the assumptions and other matters described in the opinion, the Share Purchase, the Tender Offer and the terms of the Consulting Agreement, taken together, were fair to the Company and its shareholders from a financial point of view. The Company’s shareholders are urged to, and should, read the fairness opinion carefully and in its entirety. The fairness opinion is not intended to be, and does not constitute, a recommendation to any shareholder of the Company as to whether or not to vote their shares in favor of the Share Purchase.

Scope of Assignment

The Company executed a letter of intent with PSQ dated February 11, 2009 which sets out the proposed terms for a transaction that, among other things, (1) provides for an equity investment in the Company resulting in the purchase of 7,700,000 newly-issued shares of Common Stock by PSQ and (2) incorporates a tender offer to the Company’s shareholders to acquire up to 2,500,000 shares of Common Stock and (3) reflects the termination of Mr. Imhoff, Jr.’s employment agreement with the Company and its replacement with the Consulting Agreement (collectively referred to as the “Specified Transactions”). The definitive terms are included in the executed Purchase Agreement and Consulting Agreement.

In developing its opinion, Prairie Capital has conducted on-site due diligence at the Company’s corporate offices in Oakbrook Terrace, Illinois with key members of the Company’s management. Prairie Capital met and spoke with Mr. Imhoff, Jr. (Chairman, Chief Executive Officer and President), Kent Yauch (Chief Financial Officer, Treasurer, Vice President and Director), and Marilyn White (Vice President of Operations), as well as met in person or by phone with several independent directors of the Company. Prairie Capital reviewed the capital structure, operating margins and other factors that impact value such as: (1) the Company’s 2009 business plan as presented to the Board of Directors, (2) a review of the Company’s annual report for the five year period ended September 30, 2008, and the proxy statement for the Company’s Annual Meeting of Shareholders held on February 23, 2009, (3) a review of fiscal 2009 financial statements through February 28, 2009, (4) a review of the Purchase Agreement and Consulting Agreement, (5) a review of the budgets and projections prepared by management, (6) a review of the Board of Directors annual meeting documents, (7) a review of the Company’s Rights Agreement and the resulting recent amendment of the Rights Agreement to permit the Company to enter into the Purchase Agreement without triggering the protective provisions of the Rights Agreement, (8) the restrictions of the Purchase Agreement on soliciting competing transaction proposals, (9) the potential termination fee of $175,000 payable by the Company in addition to reimbursement of PSQ’s expenses up to $150,000 if the Company terminates the Purchase Agreement and enters into an agreement for a superior competing transaction, (10) a review of the potential disruption of the business resulting in the announcement of the Purchase Agreement, (11) a review of the possibility that if the Specified Transactions are not completed that the Company will have incurred significant costs and expended extensive time and effort, and (12) other relevant factors.

In connection with its review and in arriving at its opinion, Prairie Capital relied upon information provided by the Company including, but not limited to, financial statements, projections, client information, facilities descriptions, employee data, and other information as may be requested. Prairie Capital accepted this information as being accurate without independent verification. However, Prairie Capital did not rely on any information which Prairie Capital deemed to be inaccurate or incomplete. The Company represented and warranted that the information provided was true, complete and correct in all material respects or, in the case of financial forecasts or projections, was prepared in good faith based on reasonable assumptions.

Current Financial Analysis and Transaction Rationale

The contraction in the economy has impacted the Company’s direct hire business to a larger extent than the contract service business. For the five month period ended February 28, 2009, the consolidated net revenues have decreased by 29% from the prior year comparable period. Contract service revenues have decreased by 22% from the prior year comparable period due to a decrease in the average hourly billing rate and a decrease in billable hours. Placement revenues have decreased by 36% from the prior year comparable period largely due to a decrease in number of placements. The Company has been focusing on cost-cutting initiatives by closing three unprofitable offices and reducing headcount in the field offices and corporate headquarters. In order to continue to remain competitive, the Company is also investing in additional training for management and staff.

For the five month period ended February 28, 2009, total expenses have decreased by 16% from the prior year comparable period as a result of the lower volume of business. For the five month period ended February 28, 2009, total loss from operations was $1,422,000, compared to a total loss from operations of $646,000 from the prior year comparable period. The Company’s cash balance was $2,630,000 as of February 28, 2009, which reflected a decrease of $1,535,000 since the end of the Company’s September 30, 2008 fiscal year. The improved environment during the 2002 to 2006 timeframe did not result in a cash build-up sufficient for the Company to weather the current recession. The related contraction in the credit markets has eliminated potential sources of financing due to the fact that senior and subordinated lenders are looking for greater credit quality. Based on the Company’s current operations and financial position, the Company may exhaust its cash resources by the end of the fourth calendar quarter of 2009 if the Specified Transactions are not completed. Even under optimistic conditions of revenue recovery in 2009 and 2010, and in conjunction with additional aggressive cost-cutting initiatives, the Company will likely not be able to fund operations through 2010 without a significant cash infusion such as the cash infusion that would be provided by the Specified Transactions.

Major Transaction Components

If the Share Purchase is consummated, PSQ will purchase 7,700,000 newly-issued shares of Common Stock from the Company at a price of $0.25 per share for a total consideration of $1,925,000. The Company intends to utilize the proceeds for working capital, improvement of operations in an effort to return to profitability and possible acquisitions.

If the Tender Offer is consummated, PSQ will acquire from the Company’s shareholders up to 2,500,000 shares of Common Stock at a price of $0.60 per share. The Tender Offer represents a substantial premium over the closing share price of the Company’s publicly traded Common Stock before the announcement of the Tender Offer, and offers shareholders the choice of remaining shareholders of a company that will be strengthened by the cash infusion from the Share Purchase.

Transaction Assuming Maximum Shares Tendered

				IV
			III	Tendered
	I	II	Issued	Shares	IV
	Pre	New Shares	to Herbert F.	Purchased by	Post-
	Transaction	Purchased by PSQ	Imhoff, Jr	PSQ	Transaction

Common Shares Outstanding
Original Shareholders	5,165,000			(2,500,000)	2,665,000
Shares Purchased by PSQ		7,700,000		2,500,000	10,200,000
Imhoff — new shares only			500,000		500,000

Total Issued and Outstanding	5,165,000	7,700,000	500,000		13,365,000
Original shareholders	100.00%				19.94%
PSQ	0.00%				76.32%
Herbert F. Imhoff, Jr. — New Shares	0.00%				3.74%

	100.00%				100.00%

Transaction Assuming No Shares Tendered

				IV
			III	Shares
	I	II	Issued to	Tendered	IV
	Pre	New Shares	Herbert F.	Purchased by	Post-
	Transaction	Purchased by PSQ	Imhoff, Jr.	PSQ	Transaction

Common Shares Outstanding
Original Shareholders	5,165,000			—	5,165,000
Shares Purchased by PSQ		7,700,000		—	7,700,000
Imhoff — new shares only			500,000		500,000

Total Issued and Outstanding	5,165,000	7,700,000	500,000		13,365,000
Original shareholders	100.00%				38.65%
PSQ	0.00%				57.61%
Herbert F. Imhoff, Jr. — New Shares	0.00%				3.74%

	100.00%				100.00%

Coincident with the consummation of the Share Purchase and Tender Offer, the employment agreement between the Company and Mr. Imhoff, Jr. will terminate and the Consulting Agreement entered into between the Company and Mr. Imhoff, Jr. will become effective. This will result in, among other things, (1) a reduction in Mr. Imhoff, Jr.’s annual cash compensation, (2) the elimination of any potential performance bonus, (3) the cancellation of Mr. Imhoff, Jr.’s stock options, (4) the issuance of 500,000 shares of Common Stock to Mr. Imhoff, Jr. and (5) the payment to Mr. Imhoff of non-employee director’s fees of $2,000 per month while he serves on the Board of Directors.

Analysis Overview

In preparing its opinion, Prairie Capital performed a variety of financial and comparative analyses. The following paragraphs summarize the material approaches utilized in the financial analyses performed by Prairie Capital in arriving at its opinion. The order of approaches described does not represent relative importance or weight given to those approaches by Prairie Capital. The following information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to March 30, 2009, and is not necessarily indicative of current or future market conditions.

Income Approach — Discounted Cash Flow Analysis

The income approach is a general way of determining a value indication of a business, business ownership interest, security or intangible asset using one or more methods that convert anticipated economic benefits into a present value. The discounted cash flow method (“DCF Method”) is a method within the income approach whereby the present value of future expected free cash flow is calculated using a discount rate which reflects the degree of perceived risk associated with achieving the projected results.

The DCF Method involves projecting free cash flows derived from normalized historical data, management insights, and trend analysis to analyze formal projections for a period of time that adequately reflects the primary growth phase of a company. Beyond this point of time it is assumed that a company will continue to grow free cash flow, including new investments required to produce this growth, at a constant rate consistent with long-term growth in the industry and the economy. These assumptions combined with the discount rate, produce a mathematical formula that estimates the “terminal value” of a company at the end of the projection period. This terminal value is equivalent to the present value of the business enterprise after the projection period.

The income approach was weighted 100% in Prairie Capital’s analyses because it was the best reflection of the Company’s current financial position. Prairie Capital’s assumptions employed in the DCF Method considered management’s projections and current expectations in combination with an analysis of historical results and trends.

Market Approach — Public Comparable Guideline Companies

The market approach is a general way of determining a value indication of a business, business ownership interest, security, or intangible asset by using one or more methods that compare the subject company to similar business, business ownership interests, securities, or intangible assets that have been sold. The guideline public company method is a method within the market approach that (a) assesses the attractiveness of the subject company as an investment relative to a group of similar, publicly traded companies and (b) applies valuation multiples derived from the guideline companies to the subject company’s earnings. Prairie Capital’s qualitative and quantitative analysis of the subject company and the guideline companies included historical financial performance, expected future performance, and other investment consideration, such as size and specific business risks.

In applying the market approach, Prairie Capital has conducted research with the objective of identifying public companies that share similar business risks and opportunities with the Company. Based on that research, a group of seven publicly-traded guideline companies has been chosen that operate in the same general business as the Company. These seven companies are: Kforce, Inc. (KFRC), MPS Group, Inc. (MPS), Robert Half International, Inc. (RHI), Kelly Services, Inc. (KELY.A), Manpower, Inc. (MAN), Korn/Ferry International (KFY), and Heidrick & Struggles International (HSII). This group of guideline companies was compared to the Company to determine the degree with which such companies correlated to the Company as to recent growth, revenue size and profitability.

The Company’s relative ranking analysis compared to the guideline publicly traded comparables is outlined below:

Growth
(1-Year Revenue)

KFY	21.2%
MAN	5.1%
KFRC	2.5%
MPS	2.3%
HSII	(0.5)%
RHI	(1.0)%
KELY.A	(2.7)%
General Employment	(22.6)%
Median	0.9%

Profitability
(1-Year — EBITDA Margin)

KFY	12.2%
RHI	10.6%
HSII	10.2%
MPS	6.2%
KFRC	5.4%
MAN	3.7%
KELY.A	1.5%
General Employment	(10.0)%
Median	5.8%

Growth
(3-Year Revenue CAGR)

KFY	20.6%
HSII	14.2%
RHI	11.3%
MAN	10.8%
MPS	9.7%
KFRC	7.5%
KELY.A	2.1%
General Employment	(12.9)%
Median	10.2%

Profitability
(3-Year Average EBITDA Margin)

KFY	13.7%
HSII	12.3%
RHI	11.7%
MPS	6.7%
KFRC	6.7%
MAN	3.9%
KELY.A	2.0%
General Employment	(0.2)%
Median	6.7%

Growth
(1-Year EBITDA)

KFY	11.8%
MPS	(10.8)%
RHI	(11.2)%
MAN	(12.0)%
KFRC	(29.7)%
HSII	(30.1)%
KELY.A	(39.0)%
General Employment	(267.0)%
Median	(20.8)%

Size ($ millions)
(Latest Fiscal Year — Net Sales)

MAN	21,553
KELY.A	5,517
RHI	4,601
MPS	2,222
KFRC	997
KFY	836
HSII	645
General Employment	15
Median	1,610

As shown, the guideline comparatives have grown faster and been more profitable than the Company. Based on that assessment of relative performance, it is concluded that the valuation multiples drawn from the stock pricing dynamics of the guideline comparatives should not be applied without a discount. The selected discount accounts for differences in size, risk, diversification, geographic reach, and other factors. The guideline companies are much larger, more profitable, more diversified geographically and offer more services than the Company. Based on these factors, Prairie Capital concluded that there should be a downward adjustment in the multiples of 50%.

As demonstrated above, the Company ranks below all guideline companies in every category from a profitability and growth standpoint. Based on recent profit trends, the Company’s recent profit trends are compared to the guideline publicly traded comparables with respect to EBITDA, EBIT, and Net Income margins, as follows:

Guideline Public Company Margin Analysis

	KFRC	MPS	RHI	KELY.A	MAN	KFY	HSII	MEDIAN	GEE*

EBITDA Margins(%)
LTM	5.4%	6.2%	10.6%	1.5%	3.7%	10.5%	10.2%	6.2%	NA
2008	5.4%	6.2%	10.6%	1.5%	3.7%	12.2%	10.2%	6.2%	(10.0)%
2007	7.8%	7.1%	11.8%	2.3%	4.5%	13.3%	14.6%	7.8%	4.6%
2006	7.0%	6.9%	12.7%	2.2%	3.6%	15.4%	12.1%	7.0%	4.8%
3-Year Average	6.7%	6.7%	11.7%	2.0%	3.9%	13.7%	12.3%	6.7%	(0.2)%
EBIT Margins(%)
LTM	4.4%	5.2%	9.0%	0.6%	3.3%	9.1%	8.6%	5.2%	NA
2008	4.4%	5.2%	9.0%	0.6%	3.3%	11.0%	8.6%	5.2%	(11.7)%
2007	6.7%	6.2%	10.3%	1.6%	4.0%	11.9%	12.8%	6.7%	3.5%
2006	6.0%	6.1%	11.2%	1.4%	3.2%	13.8%	10.1%	6.1%	3.9%
3-Year Average	5.7%	5.8%	10.2%	1.2%	3.5%	12.2%	10.5%	5.8%	(1.4)%
Net Income Margins(%)
LTM	(8.4)%	(10.6)%	5.4%	(1.5)%	1.0%	2.9%	6.1%	1.0%	NA
2008	(8.4)%	(10.6)%	5.4%	(1.5)%	1.0%	7.9%	6.1%	1.0%	(11.7)%
2007	4.1%	4.0%	6.4%	1.1%	2.4%	8.1%	8.7%	4.1%	3.5%
2006	3.7%	4.0%	7.1%	1.1%	2.3%	10.8%	6.8%	4.0%	3.9%
3-Year Average	(0.2)%	(0.9)%	6.3%	0.2%	1.9%	8.9%	7.2%	1.9%	(1.4)%

Note:  Normalized for special items

Source:  Standard & Poor’s Capital IQ

*	General Employment Enterprises, Inc.

Based on its review of the Company and the comparative companies, the Company ranks below all comparative companies in every category when comparing the median EBITDA, median EBIT, and median Net Income metrics. In addition, because the Company has not been profitable since 2007, a significant comparability difference has surfaced. For these reasons, the value indications derived by under this approach have not been accorded any weight in Prairie Capital’s analysis.

Market Approach — Transaction/ Merger and Acquisition Analysis

The primary focus of the transaction method is to examine the terms, prices, and conditions found in sales of companies in the subject’s respective industry. The structure of the transaction (cash, stock, asset/stock deal, or combination) is particularly relevant for comparison purposes. After the relevant transaction are identified and analyzed based on various criteria, transaction multiples are derived and applied to the earnings of the subject company in order to estimate its implied value.

Prairie Capital identified a total of 30 transactions involving target companies that might be considered comparable to the Company and for which pricing and financial performance information were disclosed. The transaction values ranged between $2 million and $140 million. These transactions occurred between 1995 and very early 2007. No comparable transactions were identified as occurring in 2008 or 2009 for which information has been disclosed. Given the current economic climate and its impact on merger and acquisition transaction values and pricing, Prairie Capital concluded that the absence of any recently disclosed transactions involving companies reasonably similar to the Company eliminated the applicability of this approach to value. Therefore, Prairie Capital accorded no weight to the transaction method in reaching its conclusions.

Market Approach — Review of Market Pricing of the Company’s Common Stock

The Company’s Common Stock is publicly traded on the NYSE Amex stock exchange under the ticker symbol JOB, and currently has approximately 5.165 million shares issued and outstanding. The Company’s Common Stock traded at $0.36 per share on March 30, 2009, the date Prairie Capital issued its written opinion to the Company, and has traded between $0.20 per share and $0.45 per share over the most recent three months. The average trading volume of the Company’s Common Stock is approximately 22,000 shares per day. While Prairie Capital considered the current and recent share price performance of the Company in its analysis, Prairie Capital has not directly factored the current share price into the Company’s share price valuation analysis.

Asset Based Approach

The asset-based approach requires the estimates of values of the underlying assets of the Company. Accordingly, value is derived by analysis of the individual assets and liabilities comprising the business. In this approach, the tangible and intangible assets of the business are individually appraised using the asset-based, market, and income approaches. The asset-based approach involves estimation of the current reproduction cost of the asset, less an estimate of accrued depreciation to reflect physical, functional, and economic obsolescence.

As a service business, most of the Company’s assets are categorized as either working capital related (including the Company’s current cash balance) or short-lived office furniture and equipment. While there are likely several categories of intangible assets related to the Company, their values, if any, would likely be impaired by the current external economic market and its impacts on the financial performance of the Company. Assuming the Company made a decision to sell or liquidate its assets in an orderly way, Prairie Capital concluded that the proceeds would need to be dedicated to offsetting ongoing contractual costs over the liquidation timeframe. Accordingly, this method was not accorded any weight by Prairie Capital in reaching its conclusions, as a positive value would not be achieved.

Prairie Capital’s Valuation Cases

Based on the foregoing, Prairie Capital has relied on the Income Approach in estimating value conclusions that were relevant in reaching its opinion. In developing its opinion, Prairie Capital’s specific analysis included consideration of the alternate impacts of both completing and not completing the Specified Transactions. To that end, Prairie Capital’s analysis consisted of two specific cases with the following assumptions:

Case 1 — Prairie Capital has assumed that the Specified Transactions do not occur and determined the Company’s valuation per share of Common Stock assuming no change under the current capital structure. Prairie Capital further created two sub-cases:

•	Case 1a — Prairie Capital developed this case based on the determination that a near-term capital infusion would most likely not be secured for the Company. Under this case, Prairie Capital has determined that the Company is projected to be in a situation where, based on its current operations and financial position, it will exhaust its cash resources in the near term if the Specified Transactions are not completed.

•	Case 1b — Under this case Prairie Capital assumed additional, aggressive cost-cutting for the purposes of right-sizing the Company and possibly returning to profitability. Even under optimistic conditions of revenue recovery in 2009 and 2010, only limited profitability is achieved in the near term.

Case 2 — Prairie Capital has assumed that the Specified Transactions are completed and immediately enable the Company to become stronger financially and realize reduced operational risk in the short and intermediate term. Prairie Capital analyzed two sub-cases: Case 2a and Case 2b. Both cases assume a $1,925,000 cash infusion from the purchase by PSQ of 7,700,000 shares of Common Stock from the Company. The analysis also assumes that 500,000 shares of Common Stock are issued by the Company to Mr. Imhoff, Jr. as contemplated by the terms of the Consulting Agreement. With the transaction-related cash infusion, Prairie Capital concluded that the risk level of the Company was reduced under these cases. The reduced risk assessment is due to the immediate impact on the Company’s operational and financial wherewithal provided by the capital infusion. The difference between Case 2a and Case 2b relates to Prairie Capital’s reflection of a variation in revenue growth assumptions under the two cases.

The following table reflects the valuation conclusions of the cases discussed:

	Case 1a	Case 1b	Case 2a	Case 2b
Discount rate	25%	25%	20%	20%
Valuation Conclusion	$—	$1,000,000	$3,673,000	$5,950,000
Outstanding Share Count	5,165,000	5,165,000	13,365,000	13,365,000
Value Per Share	$—	$0.19	$0.27	$0.45

Conclusions and Opinion

Based on the foregoing, Prairie Capital presented its findings to the Board of Directors and indicated, based on its analysis, that the $0.25 value per share cash consideration that would be paid by PSQ to the Company in the proposed purchase of 7,700,000 shares of newly-issued Common Stock from the Company was in excess of the valuation range estimated by Prairie Capital under Cases 1 and 1a assuming the Specified Transactions were not completed. Further, the $0.60 per share consideration that would be paid by PSQ to the Company’s shareholders if the Tender Offer is consummated is above the valuation range estimated by Prairie Capital under Case 2a and Case 2b, assuming the Specified Transactions are completed. Finally, Prairie Capital reviewed its analysis of the financial impact on the Company if Mr. Imhoff, Jr.’s employment agreement with the Company was terminated and thereafter the Consulting Agreement became effective. Based on its analysis, Prairie Capital concluded that the Specified Transactions were fair, from a financial point of view, to the Company and its shareholders. A copy of Prairie Capital’s written opinion is attached hereto as Annex E and is incorporated herein by reference.

PSQ DESIGNEES — BOARD OF DIRECTORS

Pursuant to the Purchase Agreement and as requested by PSQ, Sheldon Brottman, Edward O. Hunter, Thomas G. Kosnik and Kent M. Yauch (the “Resigning Directors”), each of whom is currently a member of the Board of Directors, will be resigning from the Board of Directors upon the occurrence of the Closing. Each of the Resigning Directors submitted a letter of resignation to the Company, to be effective only upon and immediately following the Closing of the Share Purchase and Tender Offer. There are no disagreements between any of such directors and the Company on any matter relating to the Company’s operations, policies or practices which resulted in them tendering their resignations to be effective upon the occurrence of the Closing.

Pursuant to the Purchase Agreement and as requested by PSQ, upon the occurrence of the Closing, Stephen Pence, Charles (Chuck) W.B. Wardell III and Jerry Lancaster will be appointed by the Board of Directors to fill the vacancies on the Board of Directors that will result from the resignations of the Resigning Directors. After their appointments are effected, the size of the Board of Directors will be reduced to five members, and will consist of two current members of the Board of Directors and the three directors appointed at the request of PSQ.

The Board of Directors will determine which committees Messrs. Pence, Wardell and Lancaster will serve on at their first scheduled meeting after the Closing occurs. If the Closing occurs and Messrs. Pence, Wardell and Lancaster become members of the Board of Directors of the Company, they will receive compensation as directors in line with the Company’s current non-employee director compensation arrangement, which will entitle each of them to a monthly retainer fee of $2,000. Directors do not receive any additional compensation for attendance at meetings of the Board of Directors or its committees, except that the Chairman of the Audit Committee receives an additional monthly fee of $500.

In addition, Herbert F. Imhoff, Jr., who currently serves as the Chairman of the Board of Directors and Chief Executive Officer and President of the Company, has agreed to resign from those positions with the Company if the Share Purchase and the Tender Offer are consummated, although he will remain as a member of the Board of Directors. Under the terms of the Purchase Agreement, the Board of Directors has agreed to appoint Mr. Pence to serve as Chairman of the Board of Directors effective upon Mr. Imhoff, Jr.’s resignation.

The following biographical information sets forth, with respect to each individual nominee for election as a director, the name, age of the individual as of April 15, 2009, current principal occupation and employment history during the past five years. Each designee has agreed to serve, if elected.

STEPHEN B. PENCE, 55, is currently a retired colonel from the United States Army Reserve, where he served as a federal military judge, and is also of counsel with Martin, Ogburn & Zipperle, in Louisville, Kentucky, assisting clients involved in human resource staffing and workers’ compensation insurance. In 2001, Mr. Pence was nominated by President Bush and confirmed by the U.S. Senate to the position of United States Attorney for the Western District of Kentucky. From 2003 to 2007, Mr. Pence served as Lieutenant Governor of Kentucky, which included roles as the Secretary of the Justice and Public Safety Cabinet and Commissioner of State Police. Mr. Pence received his bachelor’s degree in business and his masters of business administration, with a concentration on economics, from Eastern Kentucky University, and his juris doctorate degree from the University of Kentucky.

CHARLES W.B. WARDELL III, 56, served as Senior Advisor to the Chief Executive Officer of Korn/Ferry International, a multi-national executive recruitment service with currently more than 90 offices in 40 countries, from 1992 through 2007. Between 1990 and 1992, Mr. Wardell operated as President of Nordeman Grimm, a New York based boutique executive placement firm with specialization on placement with marketing and financial services companies. In 1978, he joined American Express as Special Assistant to the Chief Executive Officer, although he also held roles, between 1978 and 1990, of Regional Vice President and General Manager of American Express Company Middle East and Senior Vice President and Chief Operating Officer of Global Private Banking at American Express International Banking Corporation. His experience also encompasses Senior Vice President, both at Travelers and Mastercard International, as well as Executive Vice President of Diners Club at Citicorp. Mr. Wardell graduated cum laude from Harvard College with an A.B. degree.

JERRY LANCASTER, 74, has been employed with Imperial Casualty and Indemnity Company since 1997, where he is currently the Chairman and the Director of Marketing. He has worked in a variety of capacities involving workers’ compensation programs and holds General Lines Agent and Managing General Agent licenses from the State of Texas. Mr. Lancaster graduated from Southern Methodist University with a degree in mathematics.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

Set forth below are the name, age and position of each director and executive officer of the Company as of March 31, 2009.

Name	Age	Position

Dennis W. Baker	62	Director
Sheldon Brottman	74	Director
Edward O. Hunter	62	Director
Herbert F. Imhoff, Jr.	59	Director, Chairman of the Board, Chief Executive Officer and President
Thomas G. Kosnik	48	Director
Marilyn L. White	58	Vice President
Kent M. Yauch	62	Director, Vice President, Chief Financial Officer and Treasurer

All executive officers are elected annually by the Board of Directors at the first meeting of the board held following each Annual Meeting of Shareholders, and they hold office until their successors are elected and qualified.

The following are brief biographies of each current director and executive officer of the Company (including present principal occupations, positions, offices or employment for the past five years). Unless otherwise indicated, to the knowledge of the Company, no current director or executive officer of the Company was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. There are no family relationships between directors and executive officers of Company. As of March 31, 2009, there were no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Common Stock of the Company, or shareholder is a party adverse to the Company or has a material interest adverse to the Company.

DENNIS W. BAKER.  Director of the Company since 2000. Formerly with CF Industries Holdings, Inc., Long Grove, Illinois, where he had been employed for more than 30 years in various financial capacities, and was Treasurer when he retired in April of 2007.

SHELDON BROTTMAN.  Director of the Company since 1991; is an attorney, and for more than ten years, has operated a real estate management and development business.

EDWARD O. HUNTER.  Director of the Company since February, 2009; attorney and corporate governance specialist, Robinson & Robinson, LLP since 2002; and has been an international business lawyer for more than 30 years. Mr. Hunter is also a director of En Pointe Technologies, Inc. and a former director of International Stem Cell Corporation.

HERBERT F. IMHOFF, JR.  Director of the Company since 1986; named Chairman of the Board and Chief Executive Officer in 2001; has been President since 1997 and had previously been Executive Vice President since 1986; has served as the Company’s General Counsel since 1982.

THOMAS G. KOSNIK.  Director of the Company since February, 2009; President of VISUS, Inc., a management consulting firm, since 1999; is a business consultant specializing in organizational development, improving company profits and work culture transformation; has worked extensively with companies in the staffing industry.

MARILYN L. WHITE.  Vice President of the Company since 1996, with responsibility for the Company’s branch operations.

KENT M. YAUCH.  Director of the Company since 2001; was named Vice President in 2001 and has served as Chief Financial Officer of the Company since 1996 and Treasurer since 1991; had previously been Controller from 1991 to 1996.

Compliance with Section 16(a) of the Exchange Act

Directors and officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, their transactions related to General Employment Enterprises, Inc. Shares. Based solely on a review of the copies of these reports furnished to the Company and written representation that no other reports were required, the Company believes that during the 2008 fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. Thomas Kosnik and Edward Hunter were late in filing their Form 3s following their election to serve as members of the Company’s Board of Directors at the Company’s Annual Meeting of Shareholders held on February 23, 2009.

Ownership of Common Stock by Directors and Executive Officers

The following information is furnished as of March 31, 2009, to indicate the beneficial ownership of the shares of Common Stock by each director and named executive officer, as defined below, individually, and all directors and executive officers as a group. Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares of Common Stock listed.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class

Dennis W. Baker	30,000	(1)	*	%
Sheldon Brottman	76,851	(2)	1.48
Edward O. Hunter	15,000	(4)
Herbert F. Imhoff, Jr.	641,678	(3)	11.98
Thomas G. Kosnik	15,000	(4)
Marilyn L. White	81,098	(4)	1.55
Kent M. Yauch	76,005	(5)	1.45
All directors and executive officers as a group (seven persons)	935,632	(6)	17.61

*	Represents less than 1%.

(1)	Includes 15,000 option shares exercisable within 60 days of the date of this proxy statement.

(2)	Includes 40,731 option shares exercisable within 60 days of the date of this proxy statement.

(3)	Includes 10,161 shares of Common Stock held by Mr. Imhoff, Jr.’s son and 192,193 option shares exercisable by Mr. Imhoff, Jr. within 60 days of the date of this proxy statement.

(4)	Represents option shares exercisable within 60 days of the date of this proxy statement.

(5)	Includes 72,005 option shares exercisable within 60 days of the date of this proxy statement.

(6)	Includes 10,161 shares of Common Stock held by Mr. Imhoff, Jr.’s son, and 431,027 option shares exercisable by members of the group within 60 days of the date of this proxy statement.

Legal Proceedings

From time to time, the Company is subject to various legal proceedings and claims arising in the ordinary course of business. As of March 31, 2009, there were no material legal proceedings pending against the Company.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each director, other than Mr. Imhoff, Jr. and Mr. Yauch, is an independent director under the listing standards of the NYSE Amex. In addition, the Board of Directors has determined that each current member of the Audit Committee meets the additional independence criteria required for audit committee membership under the listing standards of the NYSE Amex stock exchange and Rule 10A-3 of the Securities Exchange Act of 1934.

Mr. Kosnik is the President of VISUS, Inc. The Company entered into an agreement in December 2008 whereby VISUS, Inc. will provide advisory services to the Company on a month-to-month basis at the rate of $8,000 per month. The agreement was approved in advance by the Company’s Board of Directors.

Board and Committee Meetings

The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board of Directors. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors held seven meetings during the last fiscal year. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and Committee meetings on which such Board of Directors members served during this period.

There are three standing committees of the Board of Directors, which are the Nominating Committee, the Audit Committee and the Compensation Committee. The Board of Directors has adopted written charters for each of the standing committees, copies of which the Company will furnish to shareholders upon written request and without charge.

Nominating Committee

The Nominating Committee is presently composed of four non-employee directors: Thomas Kosnik (Chairman), Dennis W. Baker, Sheldon Brottman and Edward Hunter. Upon the resignation of Messrs. Kosnik, Brottman and Hunter, the Board of Directors will determine which of Messrs. Pence, Wardell and Lancaster will serve on the Nominating Committee.

The functions of the Nominating Committee are to assist the Board of Directors in identifying, interviewing and recommending to the Board of Directors qualified candidates to fill positions on the board. The Nominating Committee met once during fiscal 2008.

In evaluating candidates to serve on the Company’s Board of Directors, consideration is given to the level of experience, financial literacy and business acumen of the candidate. In addition, qualified candidates for director are those who, in the judgment of the committee, have significant decision-making responsibility, with business, legal or academic experience. The Nominating Committee will consider recommendations for board candidates that are received from various sources, including directors and officers of the Company, other business associates and shareholders, and all candidates will be considered on an equal basis, regardless of source.

Shareholders may contact the Nominating Committee to make such recommendations by writing in care of the Secretary of the Company, at One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181. Submissions must include: (a) a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee; (b) the name, address and number of shares beneficially owned by the shareholder; (c) the name, address and contact information of the candidate being recommended; (d) a description of the qualifications and business experience of the candidate; (e) a statement detailing any relationships between the candidate and the Company and any relationships or understandings between the candidate and the proposing shareholder; and (f) the written consent of the candidate that the candidate is willing to serve as a director if nominated and elected.

Audit Committee

The Audit Committee is presently composed of four non-employee directors: Dennis Baker (Chairman), Sheldon Brottman, Edward Hunter and Thomas Kosnik. Upon the resignation of Messrs. Brottman, Hunter and Kosnik, the Board of Directors will determine which of Messrs. Pence, Wardell and Lancaster will serve on the Audit Committee. The Board of Directors has determined that Messrs. Baker and Hunter are each an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission.

The Audit Committee is primarily concerned with the effectiveness of the Company’s accounting policies and practices, its financial reporting and its internal accounting controls. In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company’s books, reviews the findings and recommendations of the independent registered public accounting firm at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met four times during fiscal 2008. In addition, the Chairman of the Audit Committee participated in three quarterly meetings in fiscal 2008, to review earnings press releases and the Company’s filings on Form 10-QSB with members of management and the Company’s independent registered public accounting firm.

Compensation Committee

The Compensation Committee is presently composed of four non-employee directors: Sheldon Brottman (Chairman), Dennis Baker, Edward Hunter and Thomas Kosnik. Upon the resignation of Messrs. Brottman, Hunter and Kosnik, the Board of Directors will determine which of Messrs. Pence, Wardell and Lancaster will serve on the Compensation Committee. The Compensation Committee has the sole responsibility for approving and evaluating the officer compensation plans, policies and programs. It may not delegate this authority. It meets as often as necessary to carry out its responsibilities. The committee has the authority to retain compensation consultants, but has not done so. The Compensation Committee met two times during fiscal 2008.

In the past, the committee has met each September to consider the compensation of the Company’s executive officers, including the establishment of base salaries and performance targets for the succeeding year, and the consideration of stock option awards. Management provides the committee with such information as may be requested by the committee, which in the past has included historical compensation information of the executive officers, tally sheets, internal pay equity statistics, and market survey data. Under the guidelines of the NYSE Amex stock exchange, the chief executive officer may not be present during the committee’s deliberations regarding his compensation. If requested by the committee, the chief executive officer may provide recommendations regarding the compensation of the other officers.

The Compensation Committee also has the responsibility to make recommendations to the Board of Directors regarding the compensation of directors.

Shareholder Communications

The Board of Directors has established a procedure by which shareholders of the Company can communicate with the Board of Directors. Shareholders interested in communicating with the Board as a group or with individual directors may do so, in writing. Correspondence to the directors should be sent by regular mail c/o the Secretary, General Employment Enterprises, Inc., One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181. Any such correspondence will be reviewed by the Secretary, who will then forward it to the appropriate parties. Communications that are solicitations or deemed to be irrelevant to the Board’s responsibilities may be discarded, at the discretion of the Secretary.

Nominations for Directors

The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that the nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an Annual Meeting of Shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee’s service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Stock. Unless noted otherwise, the named persons have sole voting and dispositive power over the shares listed. Except as noted otherwise, the information is as of March 31, 2009.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class

Herbert F. Imhoff, Jr.	641,678	(1)	11.98%
One Tower Lane, Suite 2200 Oakbrook Terrace, IL 60181
Rafael Kamal	500,000	(2)	9.68
P.O. Box AA Dublin, CA 94568
Greg Rankich	317,848	(3)	6.15
21720 NE 181st Pl. Woodinville, WA 98077
Timothy John Staboz	276,831	(4)	5.36
1307 Monroe Street LaPorte, IN 46350

(1)	Includes 10,161 shares of Common Stock held by Mr. Imhoff, Jr.’s son and 192,193 option shares exercisable by Mr. Imhoff, Jr. within 60 days of the date of this proxy statement.

(2)	Based on Schedule 13D/A dated March 30, 2009 filed with the Securities and Exchange Commission.

(3)	Based on Schedule 13D dated March 11, 2009 filed with the Securities and Exchange Commission.

(4)	Based on Schedule 13D dated June 6, 2008 filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to the Company’s principal executive officer and the next two most highly compensated executive officers, for all services rendered to the Company during the 2008 and 2007 fiscal years. These individuals are referred to throughout this Information Statement as the “named executive officers.”

Summary Compensation Table

					Non-Equity
					Incentive
				Option	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Herbert F. Imhoff, Jr.	2008	450,000	—	7,500	—	67,239	524,739
Chairman of the Board, Chief Executive Officer and President	2007	450,000	—	22,500	6,103	64,438	543,041
Marilyn L. White	2008	200,000	—	8,700	—	23,957	232,657
Vice President	2007	190,000	—	11,250	12,180	22,624	236,054
Kent M. Yauch	2008	190,000	—	8,700	—	23,188	221,888
Vice President, Chief Financial Officer and Treasurer	2007	180,000	10,000	11,250	—	21,888	223,138

Imhoff Employment Agreement and Consulting Agreement

The Company has an employment agreement with Mr. Imhoff, Jr., to serve as Chairman of the Board, Chief Executive Officer and President (as amended, the “Imhoff Employment Agreement”). If the Closing occurs, the Consulting Agreement (as defined below) will become effective, the Imhoff Employment Agreement will terminate, and Mr. Imhoff, Jr. will forego and release all of his claims with respect to his rights and benefits under the Imhoff Employment Agreement (except with respect to his accrued vacation and his vested benefits under the Company’s Executive Retirement Plan).

The Imhoff Employment Agreement provides, among other things, that Mr. Imhoff, Jr. will serve as Chairman of the Board, Chief Executive Officer and President; will have a continuous three-year term of employment with the Company at a minimum annual base salary of $450,000 (although Mr. Imhoff, Jr. agreed to reduce that base salary to $350,000 for the year ending December 31, 2009); and will be eligible to earn an annual performance bonus and be entitled to receive certain other perquisites and benefits. In addition, the Imhoff Employment Agreement provides that in the event the Company terminates Mr. Imhoff, Jr.’s employment for any reason other than for “cause,” Mr. Imhoff, Jr. would be entitled to receive outplacement assistance; a lump sum cash payment equal to the sum of his base salary (calculated at the $450,000 base salary amount) and average annual performance bonus that would have been payable for the remainder of the term of the Imhoff Employment Agreement; a severance bonus based on a fraction of his average annual performance bonus; and continuation of certain perquisites and fringe benefits for the remainder of the term of the Imhoff Employment Agreement. Also, in the event that any payment, benefit or distribution under the terms of the Imhoff Employment Agreement was determined to be an “excess parachute payment” pursuant to section 280G of the Internal Revenue Code, with the effect that he would become liable for the payment of an excise tax, Mr. Imhoff, Jr. would be entitled to receive an additional gross-up payment.

In connection with entering into the Purchase Agreement, on March 30, 2009, the Company, PSQ and Mr. Imhoff, Jr. entered into a Consulting Agreement (the “Consulting Agreement”), which agreement will become effective upon the consummation of the Share Purchase and Tender Offer. Under the terms of the Consulting Agreement, among other things, (i) the Imhoff Employment Agreement will terminate, as will

Mr. Imhoff, Jr.’s rights and benefits under the Imhoff Employment Agreement (except with respect to accrued vacation and his vested benefits under the Company’s Executive Retirement Plan), (ii) all of Mr. Imhoff, Jr.’s stock options will be canceled, (iii) Mr. Imhoff, Jr. will be subject to non-competition and non-solicitation provisions for a period of two years after the expiration or termination of the Consulting Agreement, (iv) Mr. Imhoff, Jr. will grant a release in favor of the Company, (iv) Mr. Imhoff, Jr. will provide consulting services to the Company, and (v) Mr. Imhoff, Jr. will agree to continue to serve as a member of the Board of Directors of the Company during the term of the Consulting Agreement.

In consideration therefor, under the terms of the Consulting Agreement, Mr. Imhoff, Jr. (i) will be paid an annual consulting fee of $300,000 per year, and director fees no less than the fees currently paid to the Company’s non-employee directors ($2,000 per month), during the term of the Consulting Agreement, (ii) will be issued 500,000 shares of Common Stock at the Closing for no additional consideration, and (iii) will receive health and life insurance benefits from the Company, as well as his accrued vacation benefits and accrued benefits under the Company’s Executive Retirement Plan. The term of the Consulting Agreement will be three years from the Closing, and it will be terminable at any time and for any reason by any party, provided that promptly following any such termination thereof, Mr. Imhoff, Jr. will continue to receive for the remainder of the term of the Consulting Agreement the fees and benefits that would otherwise be due to him under the agreement if the agreement had not been terminated. In addition, if the Company defaults in its payment obligations to Mr. Imhoff, Jr. under the Consulting Agreement, the Company will be required to pay to Mr. Imhoff, Jr. the remaining amount of the payments due under the Consulting Agreement in a lump-sum payment within 30 days of such default.

Employment Agreements with Marilyn White and Kent Yauch

The Company has entered into (and subsequently amended) an employment agreement with each of Marilyn White (the “White Employment Agreement”) and Kent Yauch (the “Yauch Employment Agreement” and together with the White Employment Agreement, the “Officer Employment Agreements”). The Officer Employment Agreements provide the terms for the at-will employment of Ms. White and Mr. Yauch, and provide the waiver by each of Ms. White and Mr. Yauch of any benefits to which they may be respectively entitled under the Company’s Key Manager Plan. The Officer Employment Agreements further provide, among other things, that upon a change in control, the severance available to each of Ms. White and Mr. Yauch includes (a) a cash payment equal to two times the employee’s base salary, (b) accelerated vesting of all cash or stock awards, (c) payment of the employees’ severance bonus, (d) payment for any accrued but unused vacation pay, and (e) continued coverage for a period of two years under the Company’s medical, dental and vision plans, and other benefit plans and programs in which the employee is a participant on the date of his or her termination.

Option Awards

The option awards column represents the amount of compensation expense recognized during the fiscal year under FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” with respect to options granted in fiscal 2007 and prior years (none granted in fiscal 2008). Compensation expense is measured as the fair value of the stock options on the date of grant and is amortized over the vesting periods. The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Stock Option Plans” in the notes to consolidated financial statements in the section included in the Company’s Annual Report for fiscal 2008 accompanying this Information Statement.

All stock options awarded to the named executive officers during fiscal 2007 were at option prices that were equal to the market price on the date of grant, had vesting dates two years after the date of grant, and had expiration dates ten years after the date of grant.

Non-Equity Incentive Plan Compensation

The Company has two incentive compensation plans designed to provide annual performance-based incentives to certain named executive officers. The non-equity incentive plan compensation column represents cash awards earned by the named executive officers for performance during the fiscal year under the Chief Executive Officer Bonus Plan and the Operational Vice President Bonus Plan.

During fiscal 2008 and 2007, Mr. Imhoff, Jr. participated in the Company’s Chief Executive Officer Bonus Plan. Under the plan, the executive is eligible to receive an annual cash bonus equal to a percentage of his base salary in effect during the year. The percentage is determined by reference to a combination of two factors: (1) the Company’s consolidated income before income taxes for the fiscal year, to the extent that it exceeds an annual threshold amount, and (2) the amount of improvement in such income compared with the preceding fiscal year. The annual threshold amount is determined by the Compensation Committee prior to the beginning of each fiscal year. The cash bonus is required to be paid to the executive within 2.5 months of the close of the Company’s fiscal year.

During fiscal 2008 and 2007, Ms. White participated in the Company’s Operational Vice President Bonus Plan. Under the plan, the executive is eligible to receive an annual cash bonus equal to a percentage of her base salary in effect during the year. The percentage is determined by reference to a combination of two factors: (1) the income before income taxes of the operating divisions supervised by the executive for the fiscal year, to the extent that it exceeds an annual threshold amount, and (2) the amount of improvement in such income compared with the preceding fiscal year. The annual threshold amount is determined by the Compensation Committee prior to the beginning of each fiscal year. The cash bonus is required to be paid to the executive within 2.5 months of the close of the Company’s fiscal year.

Chief Executive Officer and President

In connection with Mr. Imhoff, Jr.’s agreement to resign as Chief Executive Officer and President of the Company if the Closing occurs, PSQ has requested, and the Board of Directors of the Company has approved, the appointment of Ronald E. Heineman to serve as Chief Executive Officer and President of the Company effective upon Mr. Imhoff, Jr.’s resignation.

Mr. Heineman has agreed to an initial annual salary of $1 and a grant of 150,000 stock options on the date of the Closing pursuant to and in accordance with the Company’s Amended and Restated 1997 Stock Option Plan (the “1997 Option Plan”), with such options to be fully vested on the date of issuance. The grant of such options was made subject to the approval of the Company’s shareholders of an increase in the number of authorized shares of Common Stock available for issuance under the 1997 Plan to accommodate such stock option issuance, which shareholder approval will be sought at the Company’s 2010 Annual Meeting of Shareholders or at such earlier special meeting of shareholders as may be called in accordance with the Company’s By-laws, provided that such meeting will not be called for prior to the date of the consummation of the Share Purchase and Tender Offer.

There are no family relationships among Mr. Heineman and any directors or other executive officers of the Company, including the persons that would become directors of the Company if the consummation of the Share Purchase and Tender Offer occurs. Other than the transactions described in this section titled “Chief Executive Officer and President,” including the provisions in the Purchase Agreement providing for Mr. Heineman to be appointed as Chief Executive Officer and President of the Company upon the occurrence of the Closing, the Company is not aware of any transaction in which Mr. Heineman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

All Other Compensation

The all other compensation column includes contributions to the Executive Retirement Plan. During fiscal 2008, the Company contributed the following amounts: $45,000 for Mr. Imhoff, Jr.; $20,000 for Ms. White; and $19,000 for Mr. Yauch. During fiscal 2007, the Company contributed the following amounts: $45,000 for Mr. Imhoff, Jr.; $19,000 for Ms. White; and $18,000 for Mr. Yauch.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options held by each of the named executive officers as of September 30, 2008. At that date, there were no outstanding stock awards.

Outstanding Equity Awards at Fiscal Year-End — Option Awards

	Number of Securities
	Underlying Unexercised
	Options (No. )			Option	Option
Name	Exercisable	Unexercisable		Exercise Price ($)	Expiration Date

Herbert F. Imhoff, Jr.	50,000	—		2.45	7/29/11
	102,193	—		0.86	8/4/12
	40,000	—		1.63	9/24/16
Marilyn L. White	10,000	—		1.25	9/30/11
	51,098	—		0.86	8/4/12
	20,000	—		1.63	9/24/16
		15,000	(1)	1.61	9/23/17
Kent M. Yauch	10,000	—		1.25	9/30/11
	29,444	—		0.86	8/4/12
	20,000	—		1.63	9/24/16
	—	15,000	(1)	1.61	9/23/17

(1)	The option vesting date is September 24, 2009.

Retirement Benefits

The Company does not maintain a tax-qualified defined benefit retirement plan for any of its executive officers or employees. The Company has a 401(k) retirement plan in which all full-time employees may participate after one year of service. In addition, the Company has an Executive Retirement Plan, which is a nonqualified deferred compensation plan in which all of the named executive officers participate. It is designed to comply with section 409A of the Internal Revenue Code. Under the plan, the Company contributes a percentage of each participant’s earnings to a rabbi trust under a defined contribution arrangement. The participants direct the investments of the trust, and the Company does not guarantee investment performance. Distributions are payable in accordance with elections made in advance by participants, and may generally occur upon the participant’s separation from service or upon specified distribution dates. Under the terms of the plan, participant account balances are also payable in the event of a change in control of the Company.

Potential Payments upon Termination of Employment or Change in Control

If the transactions contemplated by the Purchase Agreement are consummated, the Imhoff Employment Agreement will terminate. For further information with respect to the arrangements between the Company and Mr. Imhoff, Jr., upon a change in control, see the information under the heading “Imhoff Employment Agreement and Consulting Agreement.”

In the event of a change in control of the Company, if the officer’s employment were to be terminated by the Company for any reason other than “cause,” Mr. Yauch and Ms. White would each be entitled to receive a lump sum cash payment equal to two times the executive’s base salary and average annual bonus; accelerated vesting of all previous cash or stock awards; a severance bonus based on a fraction of his or her average annual bonus; and continuation of certain fringe benefits for a period of two years. If the Share Purchase and Tender Offer are consummated, a change in control will be deemed to have occurred for purposes of the Officer Employment Agreements.

Compensation of Directors

Under the Company’s standard compensation arrangements that were in effect during fiscal 2008, each non-employee director received a monthly retainer of $2,000, and the chairman of the Audit Committee received an additional monthly retainer of $500. Directors did not receive any additional compensation for attendance at meetings of the board or its committees. Employees of the Company did not receive any additional compensation for service on the Board of Directors.

The following table sets forth information concerning the compensation paid to each of the non-employee directors during fiscal 2008:

Director Compensation

	Fees Earned
	or Paid in Cash	Option Awards*	Total
Name	($)	($)	($)

Dennis W. Baker	27,500	7,950	35,450
Sheldon Brottman	24,000	7,950	31,950
Andrew Dailey(1)	24,000	7,950	31,950
Delain G. Danehey(1)	26,500	7,950	34,450
Joseph F. Lizzadro(2)	10,000	7,950	17,950

*	The aggregate numbers of outstanding option awards at the end of fiscal 2008 were as follows for each of the non-employee directors: Mr. Baker — 15,000; Mr. Brottman — 40,731; Mr. Dailey — 15,000; Mr. Danehey — 28,731; Mr. Lizzadro — 15,000.

(1)	Retired from the Board of Directors on February 23, 2009.

(2)	Retired from the Board of Directors on February 25, 2008.

Option Awards

The option awards column represents the amount of compensation expense recognized during the fiscal year under FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” with respect to options granted in fiscal 2007 and prior years (none granted in fiscal 2008). Compensation expense is measured as the fair value of the stock options on the date of grant and is amortized over the vesting periods. The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Stock Option Plans” in the notes to consolidated financial statements included in the Company’s Annual Report for fiscal 2008 accompanying this Information Statement.

All stock options awarded to the non-employee directors during fiscal 2007 were at option prices that were equal to the market price on the date of grant, had vesting dates two years after the date of grant, and had expiration dates ten years after the date of grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-KSB for the year ended September 20, 2008 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange

Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2008, filed by the Company with the Securities and Exchange Commission. The Committee selected the Company’s independent registered public accounting firm for the year ending September 30, 2009.

The Committee held four meetings during fiscal year 2008. The Committee is comprised solely of independent directors as defined by the NYSE Amex stock exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Audit Committee of the Board of Directors
Dennis W. Baker, Committee Chair
Sheldon Brottman
Andrew Dailey
Delain G. Danehey1

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company’s Board of Directors selected BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm and to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2009. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since fiscal 2004.

Principal Accountant Fees

The following table presents fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended September 30, 2008 and 2007, and fees billed by BDO Seidman, LLP during those years for other professional services:

	2008	2007

Audit fees	$85,000	$81,000
Audit-related fees	8,000	7,000
Tax fees	—	14,000
All other fees	—	—

“Audit fees” relate to services rendered for the audit of the Company’s consolidated financial statements for the fiscal year and for reviews of the interim consolidated financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission.

1 Please note that Messrs. Dailey and Danehey have retired from the Board of Directors since the issuance of the report of the Audit Committee with respect to fiscal year 2008. The Audit Committee currently consists of Dennis Baker (Chairman), Sheldon Brottman, Edward Hunter and Thomas Kosnik.

“Audit-related fees” relate to services rendered that are reasonably related to the audit of the Company’s consolidated financial statements and are not included in “audit fees.” These services include audits of the Company’s 401(k) retirement plan.

“Tax fees” relate to services rendered for tax compliance, tax advice and tax planning.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and to not engage them to perform the specific non-audit services proscribed by law or regulation. At the beginning of each fiscal year, the Audit Committee meets with the independent registered public accounting firm and approves the fees and services to be performed for the ensuing year. On a quarterly basis, the Audit Committee reviews the fees billed for all services provided for the year to date, and it pre-approves additional services if necessary. The committee’s pre-approval policies allow management to engage the independent registered public accounting firm for consultations on tax or accounting matters up to an aggregate of $10,000 annually. All fees listed in the table above were approved in accordance with the Audit Committee’s policies.

FINANCIAL AND OTHER INFORMATION

The information concerning the Company’s financial statements is set forth in the Company’s Form 10-KSB for the fiscal year ended September 30, 2008, under the headings of “Financial Statements”, “Management’s Discussion and Analysis or Plan of Operation” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” and is incorporated herein by reference.

OTHER MATTERS

Proposals of Shareholders

In order to be considered for inclusion in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address set forth below, on or before September 18, 2009. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In addition, any shareholder wishing to bring business before an annual meeting of shareholders must comply with certain provisions in the Company’s By-Laws. The Company’s By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company. Such notice generally must be delivered to or mailed to and received at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The shareholder must also comply with certain other provisions set forth in the Company’s By-Laws relating to the bringing of business before an annual meeting. For a copy of the Company’s By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company, in writing, at Oakbrook Terrace Tower, One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.

Other Business

At the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

Availability of Form 10-KSB

The Company will furnish, upon request and without charge to each shareholder from whom it solicits proxies, a copy of its current annual report on Form 10-KSB, without exhibits, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to:

Investor Relations Department
General Employment Enterprises, Inc.
Oakbrook Terrace Tower
One Tower Lane, Suite 2200
Oakbrook Terrace, Illinois 60181
or e-mail to invest@genp.com

Incorporation of Documents by Reference

The Company’s Annual Report for the year ended September 30, 2008 is being sent, along with this proxy statement, to shareholders who have not already received such Annual Report.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this proxy statement and prior to the Special Meeting shall be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement, or in any other subsequent filed document which is also incorporated herein by reference, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a party of this proxy statement except as so modified or superseded.

By Order of the Board of Directors of General Employment Enterprises, Inc.

GENERAL EMPLOYMENT ENTERPRISES, INC.

By:	/s/ Kent M. Yauch
Name:     Kent M. Yauch

Title:	Vice President, Chief Financial
Officer and Treasurer

Dated:          , 2009

ANNEX A

SECURITIES PURCHASE AND
TENDER OFFER AGREEMENT

This Securities Purchase and Tender Offer Agreement (“Agreement”) is dated as of March 30, 2009, between General Employment Enterprises, Inc., an Illinois corporation (“Company”), and PSQ, LLC, a newly formed Kentucky limited liability company created as a special purpose vehicle as purchaser of the securities that are the subject of this Agreement (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, newly-issued shares of Common Stock (as defined below) of the Company as more fully described in this Agreement; and

WHEREAS, each of the respective Boards of Member-Managers or Directors of Purchaser and the Company has determined it is in the best interests of their respective stockholders or members for the Purchaser to also offer to acquire up to 2,500,000 shares of the Common Stock of the Company (“Maximum Number of Shares”) at a price of $.60 in cash per share pursuant to a cash tender offer (“Offer”) upon the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.2(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.

“Board of Directors” means the board of directors of the Company from time to time as constituted.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the simultaneous consummation of the purchase and sale of the Securities to be acquired by the Purchaser pursuant to Section 2.1 hereof and the consummation of the Offer described in Section 2.3 hereof.

“Closing Date” means the Trading Day when the Closing occurs.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt,

preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Schiff Hardin LLP, with offices located at 6600 Sears Tower, Chicago, Illinois 60606.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under.

“GAAP” shall have the meaning ascribed to such term in Section 3.2(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.2(x).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.2(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1.

“Material Permits” shall have the meaning ascribed to such term in Section 3.2(m).

“Offer” shall mean the tender offer Purchaser shall commence (within the meaning of Rule 14d-2 under the Exchange Act) within ten (10) business days of the date hereof, as described in this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.2(e).

“Registration Rights Agreement” means the agreement that is one of the Transaction Documents ancillary to this Agreement to be executed by the Purchaser, the Company and Herbert F. Imhoff, Jr.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.2(h).

“Securities” means the Shares of Common Stock to be sold to Purchaser by the Company pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated there under.

“Shares” means shares of Common Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means a day on which the Common Stock is traded on the Trading Market or an over-the-counter market, if applicable.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE Amex.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) The Closing shall occur no later than the third Business Day after satisfaction of the conditions set forth in Section 2.5 (other than those conditions that by their nature are to be satisfied at Closing).

(b) On the Closing Date, upon the terms and subject to the conditions set forth herein, immediately after the consummation of the Offer on the Closing Date, the Company agrees to sell, and the Purchaser agrees to purchase, an aggregate of 7,700,000 Shares of Common Stock at the Purchase Price set forth below. On the Closing Date, Purchaser shall direct the Escrow Agent (as defined below) to deliver to the Company from the Escrow Account (as defined below), via wire transfer, immediately available funds equal to the Purchase Price and the Company shall deliver to Purchaser duly authorized certificates representing the Securities.

(c) As soon as reasonably practicable after the Closing, Purchaser shall instruct the Escrow Agent to mail to each holder of record of a certificate or certificates that, immediately prior to the Closing, evidenced outstanding Shares (the “Certificates”), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Escrow Agent, and shall be in such form and have such other provisions as are reasonable and customary in transactions such as the Offer) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Offer Consideration to be paid therefore pursuant to Section 2.2(b), and, if applicable, a new Certificate representing any Shares represented by the surrendered Certificate that were not surrendered or accepted for surrender in the Offer. Upon surrender of a Certificate to the Escrow Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive from Purchaser in exchange therefor cash in an amount equal to the product of (i) the number of Shares theretofore represented by such Certificate that were validly tendered on or prior to the Final Expiration Date (as defined below) and not timely withdrawn, subject to reduction pursuant to Section 2.3.1(c), and (ii) the Per Share Offer Consideration. If the Certificate represented more Shares than the number of Shares validly tendered by the holder thereof (and not withdrawn) prior to the Final Expiration Date after taking into account any reduction pursuant to Section 2.3.1(c), then the Company shall issue a new Certificate to the surrendering holder thereof representing the number of Shares represented by the surrendered Certificate that were not so tendered or accepted for tender in the Offer. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Purchaser and the Company that such taxes have been paid or are not applicable. Any portion of the Escrow Amount which remains undistributed to the holders of Certificates one year after the Closing shall be delivered to Purchaser, upon demand, and any holders of Certificates that have not theretofore complied with this Section 2.1(c) shall thereafter look only to Purchaser, and only as general creditors thereof, for payment of their claim for any Per Share Offer Consideration. None of Purchaser, the Company or the Escrow Agent shall be liable to any person in respect of any payments or distributions payable from the Escrow Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(d) The Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Purchase Price.

(a) The Company has agreed to issue and sell to the Purchaser and the Purchaser has agreed to purchase the Securities at a price equal to $.25 per Share, for an aggregate purchase price of $1,925,000 (“Purchase Price”).

(b) In addition, in accordance with Section 2.3, below, Purchaser has agreed to consummate the Offer for a maximum of 2,500,000 Shares of the Company’s outstanding Common Stock (subject to satisfaction of the conditions described in Section 2.5(b)), at a price of $.60 per Share (“Per Share Offer Consideration”), for a maximum aggregate Offer amount of $1,500,000.

(c) Simultaneous with the execution of this Agreement, Purchaser has caused to be deposited into a financial institution escrow account (“Escrow Account”) with Park Avenue Bank, 460 Park Avenue, New York, NY 10022 (“Escrow Agent”) the maximum aggregate Purchase Price totaling $1,925,000 (“Purchase Escrow Amount”), and no later than three (3) days prior to the Closing, Purchaser shall provide written evidence satisfactory to the Company of the availability of the aggregate maximum amount of the consideration needed to consummate the Offer totaling $1,500,00 (“Maximum Offer Amount”).The Purchase Escrow Amount shall be subject to the terms of an escrow agreement entered into between the Company, Purchaser and the Escrow Agent on the date hereof which, among other things, provides for a return of the Escrow Amount to the Purchaser in the event of any termination of this Agreement, except if such termination provides for the payment of damages to the Company as provided for in Section 6.2.

2.3 Tender Offer.

2.3.1 Terms of Tender Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 6.1 hereof, Purchaser shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer within ten (10) business days of the date hereof. Consummation of the Offer will be subject only to the satisfaction or waiver of the conditions set forth in Section 2.5(b) hereof, any of which conditions may be waived in the sole discretion of Purchaser. Assuming all of the conditions to consummation of the Offer are satisfied, Purchaser shall consummate the Offer as promptly as possible to the extent necessary to acquire the Maximum Number of Shares (taking into account the Shares validly tendered and not timely withdrawn as of the Final Expiration Date).

(b) Purchaser agrees that upon the terms and subject to the conditions of this Agreement, Purchaser shall accept for payment all Shares (including any Securities), up to the Maximum Number of Shares, that are validly tendered on or prior to the Final Expiration Date and not timely withdrawn, as soon as it is permitted to do so under applicable law, and shall pay for such Shares promptly thereafter.

(c) In the event that the number of Shares that are validly tendered on or prior to the Final Expiration Date and not timely withdrawn exceed the Maximum Number of Shares, the final number of Shares deemed validly tendered by each stockholder of the Company as of the Final Expiration Date shall be reduced to be an amount equal to the product of: (i) the number of Shares validly tendered by such stockholder (and not withdrawn) as of the Final Expiration Date and (ii) the quotient of (A) 2,500,000 over (B) the total number of Shares validly tendered (and not withdrawn) by all stockholders of the Company as of the Final Expiration Date.

(d) The Offer shall initially be scheduled to expire seventy-five (75) days following the commencement thereof; provided that, unless this Agreement shall have been terminated pursuant to Section 6.1 hereof, Purchaser shall be required to extend the Offer from time-to-time until the Closing Date in the event that, at a then-scheduled expiration date, the conditions to Closing set forth in Section 2.5 have not been satisfied (such final expiration date of the Offer being referred to herein as the “Final Expiration Date”); provided further that, under no circumstances shall any such extension be less than the minimum number of days required by the Exchange Act or the rules and regulations promulgated thereunder or by applicable law.

(e) As promptly as practicable on the date of commencement of the Offer, Purchaser shall file with the United States Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “Schedule TO”) with respect to the Offer which shall comply as to form in all material respects with the provisions of applicable federal securities laws. The Schedule TO shall contain or incorporate by reference an offer to purchase (“Offer to Purchase”) and forms of the related letter of transmittal and all other ancillary Offer documents (collectively, together with all amendments and supplements thereto, the “Offer Documents”). The Company and Purchaser shall cause the

Offer Documents to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities laws. Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Purchaser will cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. In conducting the Offer, Purchaser shall comply in all material respects with the provisions of the Exchange Act and any other applicable law. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule TO before it is filed with the SEC. In addition, Purchaser agrees to provide the Company and its counsel with any comments, whether written or oral, that Purchaser or its counsel may receive from time-to-time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and to consult with the Company and its counsel prior to responding to any such comments.

(f) For the avoidance of doubt, without the prior written consent of the Company, Purchaser shall not (i) decrease or change the form of the Per Share Offer Consideration described in Section 2.2(b) above, (ii) amend any term of the Offer in any manner adverse to holders of Shares of Common Stock, or (iii) change any of the closing conditions to the Offer described in Section 2.5(b) or impose any additional conditions to the Offer.

2.3.2 Company Action.

(a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company’s Board of Directors, at a meeting duly called and held, has (i) determined that the terms of the Offer are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement, the Offer and the other transactions contemplated hereby and (iii) resolved (subject to the limitations contained herein) to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and approve and adopt this Agreement. Subject to Section 4.3 below, the Company hereby consents to the inclusion in the Offer Documents of the Board’s recommendation described in the immediately preceding sentence. The Company has been authorized by Prairie Capital Advisors, Inc., the Company’s financial advisor, to permit the inclusion of a copy its fairness opinion with regard to the transactions contemplated hereby.

(b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended or supplemented from time to time, the “Schedule 14D-9”) containing, subject to Section 4.3 below, the recommendations referred to in paragraph (a) above and shall mail the Schedule 14D-9 to the record holders of Shares as required by law. Purchaser will promptly supply to the Company in writing, for inclusion in the Schedule 14D-9, all information concerning Purchaser as required by Section 14(f) of the Exchange Act and Rule 14F-1 thereunder, and the Company shall include such information in the Schedule 14D-9. Each of the Company and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company’s stockholders, in each case as and to the extent required by or deemed advisable under applicable federal securities laws. Purchaser and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company shall provide Purchaser and its counsel in writing with any written comments (and orally, any oral comments) the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall consult with Purchaser and its counsel prior to responding to such comments.

(c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The

Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as the Company, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Purchaser and its Affiliates shall hold in confidence the information contained in such labels, listings and files, shall use such information solely in connection with the Offer, and, if this Agreement is terminated in accordance with Section 6.1 hereof, shall promptly deliver or cause to be delivered to the Company all copies of such information, labels, listings and files then in their possession or in the possession of their agents or representatives.

2.4 Company Stockholders Meeting; Preparation of the Proxy Statement.

(a) As soon as practicable following the date hereof, the Company shall use its commercially reasonable efforts to take all action necessary, in accordance with the Illinois Business Corporation Act of 1983, as amended (“Illinois Business Act”), the Exchange Act and other applicable law and its certificate of incorporation and bylaws to convene and hold a meeting of the stockholders of Company (the “Stockholders Meeting”) for the purpose of considering and voting upon the sale by the Company of Securities to Purchaser as contemplated by this Agreement and to solicit proxies pursuant to a proxy statement of the Company to be filed by the Company in connection therewith (“Company Proxy Statement”). Subject to the provisions of Section 4.3 below, the Board of Directors shall recommend that the holders of Shares vote in favor of the sale by the Company of Securities to Purchaser as contemplated by this Agreement at the Stockholders Meeting and shall cause such recommendation to be included in the Company Proxy Statement.

(b) As soon as practicable following the date hereof, the Company, in consultation with Purchaser, shall prepare and file the Company Proxy Statement with the SEC in accordance with the Exchange Act and the rules and regulations thereunder. Each of the Company and Purchaser shall promptly correct any information provided by it for use in the Company Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Company Proxy Statement and to cause the Company Proxy Statement as so amended or supplemented to be filed with the SEC and disseminated to the Company’s stockholders, in each case as and to the extent required by or deemed advisable under applicable federal securities laws, state law or the requirements of any securities exchange on which the Company’s Shares are listed. Purchaser and its counsel shall be given reasonable opportunity to review and comment upon the Company Proxy Statement prior to its filing with the SEC or dissemination to stockholders of the Company. The Company shall provide Purchaser and its counsel in writing with any written comments (and orally, any oral comments) the Company or its counsel may receive from the SEC or its staff with respect to the Company Proxy Statement promptly after the receipt of such comments and shall consult with Purchaser and its counsel prior to responding to such comments.

2.5 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Company at or prior to the Closing, provided, however, that the Company may not rely on the failure of any of the following conditions in this Section 2.5(a) to be satisfied if such failure was caused by the Company’s failure to act in good faith or to use best efforts to cause the Closing to occur, as required by Section 4.2:

(i) the approval of the sale by the Company of the Securities to Purchaser as contemplated hereby by affirmative vote (by a majority of votes cast) by the holders of shares of Common Stock;

(ii) there is no order, litigation, injunction, administrative stop order or other legal restraint pending against the Company at the Closing Date that would limit or prohibit the Closing of the transactions contemplated by this Agreement;

(iii) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein as though made as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(iv) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been performed in all material respects.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived by Purchaser at or prior to the Closing, provided, however, that Purchaser may not rely on the failure of any of the following conditions in this Section 2.5(b) to be satisfied if such failure was caused by Purchaser’s failure to act in good faith or to use best efforts to cause the Closing to occur, as required by Section 4.2:

(i) the accuracy on the Closing Date of the representations and warranties of the Company contained herein as though made as of such time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), in each case except for inaccuracies or breaches as to matters that, individually or in the aggregate, would not have a Material Adverse Effect;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been performed in all material respects; and

(iii) there shall have been no Material Adverse Effect (as defined in Section 3.1 below) with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 General.

In this Agreement, any reference to a “Material Adverse Effect” with respect to the Company means any event, change or effect that:

(a) is materially adverse to the financial condition, properties, assets (including intangible assets), liabilities (including contingent liabilities), business, operations or results of operations of the Company and its Subsidiaries, taken as a whole, except to the extent of any event, change or effect resulting from or arising in connection with:

(i) any change in general economic, business, regulatory, market conditions or political conditions, in each case both regional, domestic and international, including changes or disruptions in capital or financial markets;

(ii) natural disasters, acts of God, any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism or civil unrest;

(iii) any change in applicable laws of any governmental entity or interpretations thereof by any governmental entity or in GAAP;

(iv) any change generally affecting the industry in which the Company conducts its business;

(v) the execution, announcement or performance of this Agreement or consummation of the transactions contemplated hereby, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company with any of its customers, employees, shareholders, financing sources or vendors as a direct result thereof or in connection therewith;

(vi) any change in the market price or trading volume of the securities of the Company (it being understood that the causes underlying such change in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred), or any suspension of trading in securities generally on any securities exchange on which the securities of the Company trade;

(vii) the failure of the Company in and of itself to meet any internal or public projections, forecasts or estimates of revenues or earnings (it being understood that the causes underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred);

(viii) any event, change or effect resulting from declines in the operational or financial performance of the Company that are not materially worse than the trends experienced by the Company in the quarter ended December 31, 2008;

(ix) any actions taken (or omitted to be taken) at the written request of Purchaser;

(x) any action taken by the Company that is required pursuant to this Agreement; or

(xi) any of the matters specifically disclosed in the Disclosure Schedule (as defined below);

provided, however, that with respect to clauses (i) and (iv) such matter does not have a materially disproportionate effect on the Company, relative to comparable entities operating in the Company’s business, and references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a “Material Adverse Effect” has occurred; or

(b) would prevent the Company from performing its material obligations under this Agreement in any material respect.

In this Agreement, the words “Aware,” “Knowledge” or similar words, expressions or phrases with respect to a party means the actual knowledge of such party’s directors.

The Company represents and warrants to Purchaser that the statements contained in this Article III are true and correct, except as set forth in the Disclosure Schedule, if any, delivered by the Company to Purchaser immediately prior to the execution and delivery of this Agreement (the “Disclosure Schedule”). Reference to any section in the Disclosure Schedule in this Article III shall be deemed to be a reference to all other sections in the Disclosure Schedule. Any reference in this Article III to an agreement being “Enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium, fraudulent conveyance and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

3.2 Representations and Warranties of the Company.   Except as set forth in the SEC Reports, which SEC Reports shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to Purchaser:

(a) Subsidiaries.   The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its direct and indirect subsidiaries (individually, a “Subsidiary”) free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification.   The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect on the Company, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.   The Company has the requisite corporate power and authority to enter into and, subject to the approval of its stockholders with respect to the sale by the Company to Purchaser of the Securities as contemplated hereby, to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company subject to the aforementioned stockholder approval and, except for obtaining such stockholder approval, no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) that rights to indemnification and contribution there under may be limited by federal or state securities laws or public policy relating thereto.

(d) No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (except as may have been waived) or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have a Material Adverse Effect.

(e) Filings, Consents and Approvals.   The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) compliance with any applicable requirements of the Exchange Act, (ii) the filings contemplated by Sections 2.3.2 and 2.4 hereof, (iii) obtaining approval of its stockholders with respect to the sale by the Company to Purchaser of the Securities as contemplated hereby, (iv) filings required pursuant to Section 4.1 of this Agreement, (v) application(s) to each applicable Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby and (vi) such filings as are required to be made under applicable state securities laws, FINRA and the Trading Market (collectively, the “Required Approvals”).

(f) Issuance of the Securities.   The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than any restrictions on transfer provided herein.

(g) Capitalization.   The capitalization of the Company is as described in the most recent applicable SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as described in the SEC Reports, or pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as described in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as disclosed in the SEC Reports, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for approval by the Company’s stockholders, no approval or authorization of the Board of Directors or others is required for the issuance and sale of the Securities. Except as described in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party.

(h) SEC Reports; Financial Statements.   The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulation of the Commission promulgated there under, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments.   Since the date of the latest audited financial statements included within the SEC Reports except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting except as required by law or GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except with respect to the transactions contemplated by this Agreement or as set forth in the SEC Reports, since the end of the period covered by the last SEC report, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date of this Agreement.

(j) Litigation.   Except as disclosed in the SEC Reports, there is no action, suit, or proceeding or, to the knowledge of the Company, investigation, pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) in effect as of the date hereof which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) would, if there were an unfavorable decision, have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there is not pending or contemplated any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the knowledge of the Company, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations.   No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would have a Material Adverse Effect. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Compliance.   Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not have a Material Adverse Effect.

(m) Regulatory Permits.   Except as disclosed in the SEC Reports, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings in the last year relating to the revocation or modification of any Material Permit.

(n) Title to Assets.   The Company and the Subsidiaries have good title in fee simple to all real property owned by them and good title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks.   The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) in the last year that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Insurance.   The Company and the Subsidiaries have insurance policies against such losses and risks and in such amounts as management for the Company believes is appropriate for the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the knowledge of the Company, such insurance contracts are accurate and complete.

(q) Transactions With Affiliates and Employees.   Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements or any other similar arrangements under any equity plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls.   The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls that is designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures required under the Exchange Act.

(s) Certain Fees.   Except as otherwise provided in the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due from the Company in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company.   The Company is not, and immediately after receipt of payment for the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Registration Rights.   Except as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, which rights are currently not satisfied.

(v) Listing and Maintenance Requirements.   The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(w) Application of Takeover Protections.   The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser ownership of the Securities.

(x) “Indebtedness”   The SEC Reports sets forth as of the dates specified therein all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business) and (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(y) Tax Status.   Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary in the last year.

(z) Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa) Except for the representations and warranties of the Company contained in this Section 3.2, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Affiliates or with respect to any other information provided by the Company or any of its Affiliates.

3.3 Representations and Warranties of the Purchaser.   Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.   Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents and performance by Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized by all necessary limited liability company or similar action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.   Purchaser is acquiring the Shares (including the Securities) contemplated by this Agreement as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c) Purchaser’s Funds.   Purchaser has available all the funds necessary to consummate the Offer and the purchase of the Securities contemplated hereby, and to make all other necessary payments of fees and expenses required to be paid by Purchaser relating to such transactions, and Purchaser (i) has deposited the Purchase Escrow Amount with the Escrow Agent on the date hereof, and (ii) shall have provided written evidence satisfactory to the Company of the availability of the aggregate maximum amount of the consideration needed to consummate the Offer totaling $1,500,00 no later than three (3) days prior to the Closing Date.

(d) Purchaser Status.   At the time Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Certain Fees.   Except for fees payable by Purchaser to MC Capital Funding Group and except as otherwise provided in the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Otherwise, Purchaser shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section.

(f) Experience of Purchaser.   Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares to be acquired hereunder, and has so evaluated the merits and risks of such investment. Purchaser acknowledges that an investment in such Shares involves a high degree of risk and that Purchaser is able to bear the economic risk of an investment in such Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Litigation.   There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have a Material Adverse Effect. There has not been, and to the knowledge of the Purchaser, there is not pending or contemplated, any investigation by the Commission involving the Purchaser or any current or former member or officer of the Purchaser.

(h) Filings, Consents and Approvals.   The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents, other than filings required pursuant to Section 2.3 of this Agreement.

(i) Short Sales and Confidentiality Prior To The Date Hereof.   Other than consummating the transactions contemplated hereunder, Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that Purchaser and its Affiliates first submitted a term sheet (written or oral) to the Company setting forth the material terms of the transactions contemplated hereunder. Neither Purchaser nor any of its Affiliates owns, directly or indirectly, beneficially or of record, any Shares, and none of Purchaser or any of its Affiliates holds any rights to acquire Shares except pursuant to this Agreement. Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser acknowledges that it has read the SEC Reports. The Purchaser has not received any written documents that would constitute an offer to sell, or the solicitation of an offer to buy the Securities or that would constitute a prospectus under the Securities Act.

(j) Interim Operations of Purchaser.   Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

(k) Disclosure.   None of the information supplied or to be supplied by Purchaser for inclusion in the Schedule 14D-9 or the Offer Documents or the Company Proxy Statement, including any amendment or supplement to the Schedule 14D-9 or the Offer Documents or the Company Proxy Statement, will, at the respective times such documents are filed, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they are made not misleading.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Securities Laws Disclosure; Publicity.   The Company shall (a) by 9:30 a.m. (New York City time) on the Business Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) within the time period prescribed by the Exchange Act, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto. The Company shall provide the Purchaser a reasonable opportunity to review and comment upon the press release and the Current Report on Form 8-K to be filed by the Company in accordance with the Exchange Act prior to the release or filing thereof. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules of any listing agreement with any securities exchange, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.2 Additional Agreements; Cooperation.

(a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, submissions of information requested by governmental authorities, (vi) to provide all necessary information for the Company Proxy Statement and (vii) to fulfill all conditions to this Agreement.

(b) Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under any applicable Federal or state statute. At any time upon the written request of Purchaser, the Company shall advise Purchaser of the number of Shares outstanding.

4.3 No Solicitation.

(a) Neither the Company nor any of its affiliates will, directly or indirectly, through any directors, officers, employees, agents, representatives or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or its Subsidiaries or the acquisition of all or any significant assets or capital stock of the Company and its Subsidiaries taken as a whole (“Acquisition Proposal”) or negotiate, explore or otherwise engage in discussions with any person (other than Purchaser and its representatives) with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby.

(b) Notwithstanding the provisions of Section 4.3(a) hereof, in the event that prior to the consummation of the transactions contemplated by this Agreement, the Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to respond to an Unsolicited Superior Proposal (as defined below) or an Acquisition Proposal that it reasonably believes could lead to an Unsolicited Superior Proposal in order to comply with its fiduciary duties to the Company’s stockholders under applicable law, (i) the Company may directly or indirectly through any directors, officers, employees, agents, representatives or otherwise (x) participate in discussions or negotiations with the Person making such proposal and (y) provide to such Person non-public information and access to properties, books, records and personnel of the Company, subject to entering into, and providing the Purchaser with a copy of, a confidentiality agreement entered into with such Person in such form as is reasonably acceptable to the Company, and (ii) the Board of Directors may (x) withdraw or modify its approval or recommendation of this Agreement or (y) approve or recommend an Unsolicited Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any agreement with respect to any Unsolicited Superior

Proposal), but in each of the cases set forth in this clause (ii)(y), no action shall be taken by the Company pursuant to clause (ii)(y) until a time that is after the fifth (5th) business day following Purchaser’s receipt of written notice advising Purchaser that the Board of Directors has received an Unsolicited Superior Proposal, specifying the material terms and conditions of such Unsolicited Superior Proposal and identifying the person making such Unsolicited Superior Proposal, to the extent such identification of the person making such proposal does not breach the fiduciary duties of the Board of Directors as advised by outside legal counsel. For purposes of this Agreement, an “Unsolicited Superior Proposal” means any bona fide, unsolicited, written proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms that the Board of the Company determines in its good faith judgment (after consultation with its financial advisor) to be more favorable to the Company’s stockholders than the transactions contemplated by this Agreement.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.3, the Company shall immediately advise Purchaser orally and in writing of any request for non-public information from any Person in connection with making an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and to the extent such disclosure is not a breach of the fiduciary duties of the Board of Directors as advised by outside legal counsel, the identity of the person making such request or Acquisition Proposal.

(d) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors, after consultation with outside counsel, failure to disclose would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law; provided, however, that neither the Company nor the Board of Directors nor any committee thereof shall, except as permitted by Section 4.3(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose publicly to approve or recommend, a Acquisition Proposal.

4.4 Access to Information.

(a) From the date of this Agreement until the Closing Date, the Company will give Purchaser and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books, records, documents, contracts, and financial statements of it and its Subsidiaries, provided such access does not unreasonably disrupt the Company’s operations, and will cause its officers and those of its Subsidiaries to furnish Purchaser with such financial and operating data and other information regularly prepared by the Company with respect to its business and properties as Purchaser may from time to time reasonably request.

(b) Purchaser acknowledges that information received by it or them concerning the Company and its operations is subject to the Confidentiality Agreement dated February 11, 2009 between Purchaser and the Company (“Confidentiality Agreement”), which remains in full force and effect. Without limiting the foregoing, Purchaser will not, and will cause its Affiliates and representatives not to, use any information obtained pursuant to Section 4.4(a) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

4.5 Notification of Certain Matters.   The Company or Purchaser, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause or result in the failure of a condition to Closing specified in Section 2.5 hereof; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

4.6 Resignation and Appointment of Certain Directors and Officers.   At or prior to the Closing Date, (a) the Company shall deliver to Purchaser the resignations of (i) Sheldon Brottman, Edward Hunter, Thomas Kosnik and Kent Yauch from their positions as directors of the Company, and (ii) Herbert F. Imhoff, Jr. from his officer positions as Chief Executive Officer of the Company and Chairman of the Board (such resignation shall not, however, include Mr. Imhoff’s resignation as a member of the Board), with such resignations, in the case of each of clauses (i) and (ii), to be effective as of the Closing, and (b) the Company shall cause (i) each of Stephen Pence, Charles (Chuck) W.B. Wardell III and Jerry Lancaster to be appointed to the Board, and (ii) Ronald E. Heineman to be appointed as Chief Executive Officer of the Company and Stephen Pence to be appointed as Chairman of the Board, with such appointments, in the case of each of clauses (i) and (ii), to be effective as of the Closing and immediately after the resignations described in the foregoing clause (a).

4.7 Directors’ and Officers’ Insurance.

(a) Purchaser shall cause to be maintained in effect for not less than six (6) years from the Closing Date the current policies of the directors’ and officers’ liability insurance maintained by the Company (provided that Purchaser may substitute therefore policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring on or prior to the Closing Date; provided, that in no event shall Purchaser or the Company be required to expend annually more than 150% of the amount that the Company spent for these purposes in the last fiscal year to maintain or procure insurance coverage pursuant hereto.

(b) From and after the Closing Date, Purchaser shall cause the Company to indemnify and hold harmless each person who is now, at any time has been or who becomes prior to the Closing Date a director or officer of Company or any of its Subsidiaries, and their heirs and personal representatives (the “Indemnified Parties”), against any and all expenses incurred in connection with any claim, suit, investigation or proceeding arising out of or pertaining to any action or omission occurring on or prior to the Closing Date (including, without limitation, any claim, suit, investigation or proceeding which arises out of or relates to the transactions contemplated by this Agreement), and shall promptly pay to each Indemnified Party expenses incurred by each Indemnified Party in connection with and in advance of the final disposition of any such claim, suit, investigation or proceeding, in each case, to the full extent permitted by law.

(c) The certificate of incorporation and by-laws of the Company shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and by-laws of Company as of the Closing, which provisions shall not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of the Indemnified Parties in respect of actions or omissions occurring at or prior to the Closing (including, without limitation, the transactions contemplated by this Agreement).

(d) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, his or her heirs and his or her personal representatives.

4.8 Fees and Expenses.   Except as otherwise provided in Section 6.2, whether or not the transactions contemplated by this Agreement are consummated, the Company and Purchaser shall bear their respective expenses incurred in connection with this Agreement, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

4.9 Stockholder Litigation.   Each of the Company and Purchaser shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against or in the name of the Company or Purchaser, as applicable, and/or their respective directors relating to the transactions contemplated by this Agreement.

4.10 Stockholder Rights Plan.   Prior to the earlier of the Closing and the termination of this Agreement, no claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.11 Reservation of Common Stock.   As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Securities pursuant to this Agreement.

4.12 Purchase or Sales After The Date Hereof.   Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchase or sale of the Company’s Common Stock during the period commencing on the date hereof and ending at the Closing Date.

4.13 Restricted Transactions.   For a period of three years after the Closing Date, neither the Company nor any of its Subsidiaries shall, and Purchaser shall not cause or permit the Company or any of its Subsidiaries to: (a) declare, set aside or pay any cash dividend in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or any of its Subsidiaries, or (b) enter into any management agreement, advisory agreement, consulting agreement or similar agreement with, or pay any fees to, Purchaser or any of its Affiliates, including River Falls Financial Services, Inc. or any of its Affiliates.

ARTICLE V.

CONDUCT OF BUSINESS OF PURCHASER AND
THE COMPANY PENDING THE CLOSING DATE

5.1 Conduct of Business of the Company Pending the Closing Date.

(a) Except as contemplated by this Agreement, or as expressly agreed to in writing by Purchaser, during the period from the date of this Agreement until the Closing Date, each of the Company and its Subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Company will not nor will it permit any of its Subsidiaries to, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

(i) amend its certificate of incorporation or bylaws or other organizational documents, except that the Company shall be allowed to amend its bylaws to eliminate the provision therein that limits the number of vacancies on the Board that can be filled by the Board;

(ii) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except pursuant to and in accordance with the terms of currently outstanding options and except for the issuance of Securities contemplated hereby;

(iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, except as otherwise expressly provided in this Agreement;

(iv) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for its wholly owned subsidiaries, in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person in an aggregate amount exceeding $50,000;

(v) (i) increase in any manner the compensation of any employee, director or officer except in the ordinary course of business consistent with past practice or except as required under currently existing agreements, plans or arrangements; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with any employee, officer or director except consistent with commercially acceptable standards or except as required under currently existing agreements, plans or arrangements; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause (iv) shall not prohibit the Company from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

(vi) except as otherwise expressly contemplated by this Agreement, enter into any material agreements, commitments or contracts, except for (i) agreements, commitments or contracts for the purchase, sale or lease of goods or services involving payments or receipts by the Company or its Subsidiaries not in excess of $50,000 individually, or (ii) agreements, commitments or contracts (or amendments thereof) otherwise entered into in the ordinary course of the Company’s current business;

(vii) except as otherwise expressly contemplated by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization;

(viii) authorize or commit to make capital expenditures in excess of $50,000;

(ix) make any change in the accounting methods or accounting practices followed by the Company, except as required by GAAP;

(x) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) in excess of $50,000 without the consent of Purchaser;

(xi) make any election under the Internal Revenue Code which would have a Material Adverse Effect; or

(xii) agree to do any of the foregoing.

5.2 Conduct of Business of Purchaser Pending the Closing Date.   Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Closing Date on which the transactions contemplated herein are consummated, Purchaser will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination.   This Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval by the stockholders of the Company of the issuance of Securities to Purchaser contemplated hereby:

(a) by mutual written consent of Purchaser and the Company;

(b) by either Purchaser or the Company:

(i) if, upon a vote at the Stockholders Meeting, or any adjournment thereof, the approval of the issuance of Securities to Purchaser as contemplated by this Agreement by the stockholders of Company required by the Illinois Business Act or by the applicable rules of the Trading Market shall not have been obtained;

(ii) if, without any material breach by the terminating party of its obligations under this Agreement, the issuance of Securities to Purchaser contemplated hereby and the Offer shall not have been consummated on or before the ninety-fifth (95th) day from the date of this Agreement (the “Termination Trigger Date”); provided, however, that if the Closing has not occurred on or prior to such 95th day, and if the SEC has elected to review and/or comment upon any of the Schedule TO, any other Offer Document, the Schedule 14D-9 or the Company Proxy Statement, then the Termination Trigger Date shall be extended until the close of business on the 50th day after the last date on which the SEC completes its review of and has no further comments to the Schedule TO, any other Offer Document, the Schedule 14D-9 and the Company Proxy Statement; or

(iii) if any Governmental Entity shall have enacted, entered, promulgated or enforced a final and non-appealable order, decree or injunction which prohibits the consummation of the transactions contemplated hereby (provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 4.2(a) hereof), or permanently enjoins the acceptance for payment of, or payment for, Shares pursuant to the Offer or Securities pursuant to the proposed sale and purchase of Securities contemplated hereby;

(c) by the Company if (i) Purchaser shall have failed to commence the Offer within ten (10) Business Days following the date hereof, or (ii) any change to the Offer is made in contravention of the provisions of Article II;

(d) by the Company, if Purchaser shall materially breach any of its representations, warranties or obligations hereunder which breach cannot be or has not been cured within 30 days after the giving of written notice to Purchaser, but only if such breach, individually or together with all other such breaches, is reasonably likely to materially and adversely affect Purchaser’s ability to consummate the Offer or the purchaser of Securities to be sold to Purchaser hereunder; provided, however, that no cure period shall be applicable under any circumstances with respect to the matter set forth in Section 6.1(b)(i); or

(e) by either Purchaser or the Company if the Company enters into a definitive agreement to effect a Superior Proposal.

Section 6.2  Effect of Termination.

(a) Agreement Void.   In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, the terminating party shall provide written notice of such termination to the other party (which notice shall specify the applicable provision of Section 6.1 under which such termination is being effected), this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for agreements contained in Sections 6.4, 6.5, 6.7, 6.8, 6.9, 6.11, 6.13, 6.14, 6.16, 6.17, 6.18 and this Section 6.2, provided, however, that nothing contained in this Section shall relieve any party from liability for fraud or any intentional breach of this Agreement prior to such termination.

(b) Termination Fee.

(i) If this Agreement is terminated pursuant to Section 6.l(e), then the Company shall (provided that Purchaser is not then in material breach of its obligations under this Agreement) (A) pay to Purchaser promptly and in any event within two Business Days of such termination $175,000 in cash and (B) reimburse Purchaser promptly and in any event within seven Business Days of such termination for any of Purchaser’s documented out-of-pocket expenses (including without limitation fees and expenses of outside professionals) incurred in connection with the transactions contemplated hereby up to an aggregate reimbursement amount pursuant to this clause (B) of $150,000, in each case, by wire transfer of immediately available funds to an account specified by Purchaser. The rights of Purchaser to receive the payments contemplated by this Section 6.2(b)(i) shall be in lieu of any damages remedy or other claim by Purchaser in respect of the transactions contemplated hereby.

(ii) If this Agreement is terminated pursuant to Section 6.l(c) or Section 6.1(d), then Purchaser shall (provided that the Company is not then in material breach of its obligations under this Agreement) (A) pay to the Company promptly and in any event within two Business Days of such termination $175,000 in cash and (B) reimburse the Company promptly and in any event within seven Business Days of such termination for any of the Company’s documented out-of-pocket expenses (including without limitation fees and expenses of outside professionals) incurred in connection with the transactions contemplated hereby up to an aggregate reimbursement amount pursuant to this clause (B) of $150,000, in each case, by wire transfer of immediately available funds to an account specified by the Company. The rights of the Company to receive the payments contemplated by this Section 6.2(b)(ii) shall be in lieu of any damages remedy or other claim by the Company in respect of the transactions contemplated hereby.

6.3 Non-Survival of Representations and Warranties; Covenants.   None of the representations or warranties contained in this Agreement or the covenants to be performed prior to the Closing shall survive the Closing, and thereafter there shall be no liability on the part of any party hereto or any of their respective officers, directors or stockholders in respect thereof. The covenants and agreements contained herein to be performed or complied with at or after the Closing shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated hereby.

6.4 Transfer Agent Fees.   The Company shall pay all Transfer Agent fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.5 Entire Agreement.   This Agreement, together with the other Transaction Documents, and the exhibits and schedules hereto and thereto, and the Confidentiality Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.6 Notices.   Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.7 Amendments; Waivers.   No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, however, that after stockholder approval at the Stockholders Meeting of the issuance of Securities contemplated hereby, no amendment shall be made which by law requires further approval by stockholders of the Company without obtaining such approval. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8 Headings.   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.9 Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

6.10 No Third-Party Beneficiaries.   This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.7, 4.13 and 4.14.

6.11 Governing Law.   All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Chicago. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.12 Execution.   This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.13 Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.14 Replacement of Securities.   If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.15 Remedies.   In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Liquidated Damages.   The Company’s or Purchaser’s, as the case may be, obligations to pay any partial liquidated damages pursuant to Section 6.2 (if applicable) or other amounts owing under this Agreement or the other Transaction Documents is a continuing obligation of such party and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.17 Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.18 Construction.   The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and the other Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto or thereto.

6.19 Waiver of Jury Trial.   In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Tender Offer Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GENERAL EMPLOYMENT ENTERPRISES, INC.

By:	/s/ Kent M. Yauch
Name:     Kent M. Yauch

Title:	Vice President, Chief Financial Officer and Treasurer

One Tower Lane
Suite 2200
Oakbrook Terrace, Illinois 60181
Attention: Chief Executive Officer
Fax: (630) 954-0595

With a copy to (which shall not constitute notice):

Schiff Hardin LLP
6600 Sears Tower
Chicago, Illinois 60606
Attention: Steve E. Isaacs, Esq.
Fax: (312) 258-5600

PSQ, LLC

By:	/s/ Stephen B. Pence
Name:     Stephen B. Pence

Title:	Sole Member

11921 Brinley Avenue
Louisville, Kentucky 40243
Attention: Ronald E. Heineman

With a copy to (which shall not constitute notice):

Law Office of Gregory Bartko, LLC
Professional Limited Liability Company
3475 Lenox Road, Suite 400
Atlanta, Georgia 30326
Attention: Gregory Bartko, Esq.
Fax: 866-342-4092

ANNEX B

ESCROW AGREEMENT

This is an Escrow Agreement dated as of March 30, 2009, among PSQ, LLC, a Kentucky limited liability company (“PSQ”), General Employment Enterprises, Inc., an Illinois corporation (“GEE”) (PSQ and GEE being the “Parties”) and The Park Avenue Bank (the “Escrow Agent”) (the Parties and the Escrow Agent being collectively the “parties”).

Recitals

Whereas, GEE and PSQ have entered into a Securities Purchase and Tender Offer Agreement dated the date hereof (the “Purchase Agreement”) pursuant to which, among other things, PSQ has agreed to purchase 7,700,000 shares of GEE common stock for $1,925,000 (the “Shares” and “Purchase Price,” respectively); and

Whereas, PSQ and GEE have agreed that PSQ will deposit the Purchase Price into escrow with the Escrow Agent upon execution of the Purchase Agreement to (i) secure (a) payment of the Purchase Price to GEE upon consummation of the purchase and sale of the Shares contemplated by the Purchase Agreement, or (b) payment of a termination fee and reimbursement of expenses to GEE if the Purchase Agreement is terminated under certain circumstances, or (ii) be returned to PSQ if the Purchase Agreement is terminated under circumstances not requiring payment of such termination fee and reimbursement of such expenses to GEE, as more fully set forth in the Purchase Agreement.

Now, therefore, the parties agree as follows:

Agreements

1. Agency.  The Escrow Agent shall act as escrow agent for GEE and PSQ in accordance with the terms and conditions of this Agreement.

2. Deposit.  PSQ has deposited the Purchase Price with Escrow Agent, and the Escrow Agent hereby acknowledges the receipt from PSQ of the Purchase Price and agrees that the Purchase Price is to be held in escrow by the Escrow Agent on the terms hereinafter set forth. The Parties hereby direct the Escrow Agent to deposit the Purchase Price in the following negotiable securities which qualify for immediate withdrawal of the Purchase Price (“Permitted Investments”): debt securities issued or guaranteed by the United States Government, certificates of deposit issued by a bank with total resources (assets) of at least $1,000,000,000, prime commercial paper, or such other debt securities agreed to by the Parties. The collective amount of the Purchase Price and the Escrow Earnings (as defined below) is referred to herein as the “Escrow Fund”, and the funds included in the Escrow Fund are referred to herein as the “Escrowed Funds”.

3. Earnings on Escrow Fund.  Earnings on Permitted Investments (including, without limitation, any interest accrued thereon and any other profit realized therefrom) shall be credited, and any loss resulting from Permitted Investments shall be charged to, the Escrow Fund (the actual amount of such earnings (and interest or other profit) and losses from time to time is referred to herein as the “Escrow Earnings”). The Escrow Earnings shall include the earnings earned with respect to (a) the Escrow Fund and (b) the Escrow Earnings previously earned with respect to such Escrow Fund, and shall become a part of, and shall be included in, the Escrow Fund.

4. Release of Escrowed Funds.

4.1 The Escrow Agent shall hold the Escrowed Funds in its possession in an escrow account in the name of the Escrow Agent until authorized or required to deliver all or any portion of such Escrowed Funds as follows:

(a) Upon receipt of a certificate requesting the delivery of Escrowed Funds signed by GEE and PSQ (a “Joint Certificate”), the Escrow Agent shall deliver all or a portion of the Escrowed Funds to GEE and/or PSQ as directed in such certificate, to the extent there are Escrowed Funds remaining in the Escrow Fund; or

(b) Upon receipt of a final, non-appealable award or order of a court of competent jurisdiction forwarded by GEE or PSQ and certified in writing by the party making such delivery as genuine and binding upon the parties with respect to payment of all or any portion of the Escrow Fund (“Judgment”), the Escrow Agent shall deliver the amount of the Escrowed Funds contained in such award or order to GEE and/or PSQ, to the extent there are remaining Escrowed Funds, as directed in such award or order.

4.2 If the Closing (as defined in the Purchase Agreement) occurs, GEE and PSQ agree to deliver to the Escrow Agent no later than the Closing Date (as defined in the Purchase Agreement) a Joint Certificate directing the Escrow Agent to distribute to GEE out of the Escrowed Funds an amount equal to the Purchase Price by wire transfer of immediately available funds on the Closing Date to an account specified by GEE.

4.3 If the Purchase Agreement is terminated under circumstances in which PSQ is required to pay a termination fee and reimburse expenses to GEE as specified in Section 6.2(b) of the Purchase Agreement, GEE and PSQ agree to deliver to the Escrow Agent no later than three days after the termination of the Purchase Agreement a Joint Certificate directing the Escrow Agent to distribute (a) first, to GEE out of the Escrow Fund, within two days after the Escrow Agent’s receipt of such Joint Certificate, an amount equal to the termination fee and the expense reimbursement amounts specified in Section 6.2(b) of the Purchase Agreement, which distribution shall be made to GEE by wire transfer of immediately available funds to an account specified by GEE, and (b) second, to PSQ, the remaining Escrowed Funds (if any), within two days after the Escrow Agent’s receipt of such Joint Certificate, which distribution shall be made to PSQ by wire transfer of immediately available funds to an account specified by PSQ.

4.4 If the Purchase Agreement is terminated under circumstances in which PSQ is not required to pay a termination fee or reimburse expenses to GEE as specified in Section 6.2(b) of the Purchase Agreement, GEE and PSQ agree to deliver to the Escrow Agent no later than three days after the termination of the Purchase Agreement a Joint Certificate directing the Escrow Agent to distribute to PSQ the Escrowed Funds within two days after the Escrow Agent’s receipt of such Joint Certificate, which distribution shall be made to PSQ by wire transfer of immediately available funds to an account specified by PSQ.

5. Taxes and Charges on Escrow Fund.  PSQ shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Fund. If requested by the Escrow Agent, PSQ agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9, regardless of whether or not PSQ is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986.

6. Termination.  Escrow Agent’s services hereunder shall terminate upon the disbursement of all of the Escrowed Funds from the Escrow Fund in accordance with paragraph 4 above.

7. Fee.  Escrow Agent shall receive a fee of $           for its services hereunder, along with reimbursement for out-of-pocket expenses incurred in connection with such services and this Agreement. PSQ shall be responsible for all of the Escrow Agent’s fees and expenses.

8. Provisions Concerning the Escrow Agent.

8.1 Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Parties specifying a date when such resignation shall take effect. The Parties may remove the Escrow Agent as escrow agent by giving joint notice of such removal to the Escrow Agent and specifying a date when such removal shall take effect. Upon such notice, the Parties shall jointly appoint a successor escrow agent, such successor escrow agent to become escrow agent hereunder upon the resignation or removal date specified in the appropriate notice. Escrow Agent shall continue to serve until its successor accepts its appointment as successor Escrow Agent and receives the Escrowed Funds.

8.2 Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument, or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so.

8.3 The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for any action taken or omitted to be taken by it in good faith, and in accordance with the advice of counsel (which counsel may be of Escrow Agent’s own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

8.4 The Parties agree to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder, except in the case where such liabilities result from its own willful misconduct or gross negligence.

9. Miscellaneous.

9.1 This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of laws principles.

9.2 All notices and other communications shall be in writing, shall be given either by telecopy to the numbers set forth after the parties name or such other telecopy number as shall be given to such party.

9.3 This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

9.4 This Agreement and the Purchase Agreement constitute the entire agreement among the parties pertaining to the subject matter contained herein.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

THE PARK AVENUE BANK ESCROW AGENT:

By:	/s/ Matthew L. Morris
Matthew L. Morris
Title: SVP
Fax# 212-223-8086

GENERAL EMPLOYMENT ENTERPRISES, INC.

By:	/s/ Kent M. Yauch
Title: Vice President, Chief Financial Officer and Treasurer
Fax# 630-954-0595

PSQ, LLC

By:	/s/ Stephen B. Pence
Stephen B. Pence, sole member
Fax# 502-736-6205

ANNEX C

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into effective as of this 30th day of March, 2009, among PSQ, LLC (the “PSQ”), General Employment Enterprises, Inc. (the “Company”), and Herbert F. Imhoff, Jr. (the “Consultant”).

WHEREAS, the Company and PSQ have entered into a Securities Purchase and Tender Offer Agreement (the “Purchase Agreement”), on the date hereof.

WHEREAS, the Consultant and the Company are parties to an Employment Agreement effective as of August 1, 2001, as amended (the “Employment Agreement”); and

WHEREAS, contemporaneous with and contingent upon the occurrence of the Closing Date (as defined in the Purchase Agreement), the Consultant’s employment with the Company will terminate and the parties to this Agreement now desire to enter into this consulting arrangement.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to the Company, PSQ, and the Consultant from the consulting relationship to be established between the parties by the terms of this Agreement, the Company, PSQ, and the Consultant agree as follows:

1. Consulting Relationship.  The Company hereby retains the Consultant, and the Consultant hereby agrees to be retained by the Company, as an independent consultant, and not as an employee.

2. Term.  The term of this Agreement shall begin on the Closing Date and shall continue for three (3) years thereafter (the “Term”). No party may terminate this Agreement prior to the Closing Date, except that if the Purchase Agreement terminates prior to the Closing Date, this Agreement shall terminate simultaneous with the termination of the Purchase Agreement without any action on the part of any party hereto, and shall thereafter be void ab initio and of no further force and effect. If the Closing Date occurs, after the Closing Date, any party may terminate this Agreement for any reason prior to the expiration of the Term by delivering written notice to the other party. In the event the Agreement is terminated by any party for any reason prior to the expiration of the Term, within thirty (30) days of such termination, the Company shall continue making payments to the Consultant for the remainder of the Term as set forth in Sections 4(a) and 5; except that, if at any time during the Term, the Company fails to make a monthly payment required under Section 4(a) or Section 5 by the latest of five (5) calendar days after (A) the last day of the month for which the payment is due or (B) the date the Consultant gives the Company notice that a monthly payment is overdue, in which case, the Company shall make a lump sum cash payment to the Consultant within thirty (30) days equal to the remaining payments left in the Term as set forth in Sections 4(a) and 5 in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and Section 1.409A-3(g) of the Treasury Regulations (or any similar or successor provision).

3. Consulting Services.  The Consultant agrees that during the Term of this Agreement:

a. Assistance and Advice.  Upon the Company’s reasonable request, the Consultant shall assist and advise the Company with respect to matters related to the Consultant’s areas of responsibility at the Company prior to the Closing Date and provide such other services as requested by the Company consistent with the nature of the duties performed by the Consultant during his active service with the Company. It is anticipated that the Consultant shall assist the Company and its management in maintaining the key customer relationships the Consultant established while serving as the Chief Executive Officer of the Company.

b. Board of Directors.  The Consultant shall continue to serve on the Board of Directors of the Company for the duration of the Term at the same level and form of compensation and benefits as other outside directors of the Company, but in no event shall the Consultant receive less than $2,000 per month for such services.

c. Reporting Structure.  The Consultant shall report directly to the Company’s Chief Executive Officer.

d. Availability.  The Consultant shall be available to render services to the Company under this Agreement for not more than forty (40) hours during any week during the Term.

e. Location of Services.  Unless otherwise mutually agreed to by the Company and the Consultant, the Consultant shall provide the services required under this Agreement at the principal offices of the Company in Oakbrook Terrace, Illinois, although the Consultant’s physical presence at the principal offices will not be required unless the Company specifically requests it and such presence is reasonably necessary for the Consultant to be able to provide the services.

4. Compensation.  The Company and the Consultant hereby agree that:

a. Annual Fee.  During the Term of this Agreement, the Company shall pay the Consultant at the rate of $300,000 per year, payable in equal monthly installments.

b. Termination of Employment Agreement and Rights to Payments Thereunder.  Contemporaneous with and contingent upon the occurrence of the Closing Date, the Employment Agreement shall be terminated without any further action and the Consultant shall have no further claims against the Company under the Employment Agreement, including, but not limited to, the right to lump sum payment upon the termination of Consultant’s employment with the Company and a Gross-Up Payment under Sections 2(b) and (c) of the Employment Agreement, other than as set forth in this Agreement. As a material inducement to the Company to enter into this Agreement and in consideration of the rights and benefits to be provided by the Company to the Consultant as described herein, the Consultant, on behalf of himself, his representatives, agents, estate, heirs, successors and assigns, and with full understanding of the contents and legal effect of this release and having the right and opportunity to consult with his counsel, releases and discharges the Company, its shareholders, officers, directors, employees, agents, representatives and affiliates from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy; provided, however, this release is not intended to and does not apply to any claims that may arise (i) after the Closing Date or (ii) in connection with the breach or enforcement of this Agreement. Furthermore, in consideration for terminating employment with the Company and terminating the Employment Agreement, the Company releases and discharges the Consultant from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever that the Company had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy; provided, however, this release is not intended to and does not apply to any claims that may arise (i) after the Closing Date or (ii) in connection with the breach or enforcement of this Agreement.

c. Cancellation of Stock Options.  The Company and the Consultant agree that contemporaneous with and contingent upon the occurrence of the Closing Date, the 192,193 vested stock options in the Company held by the Consultant shall be canceled without any further action on the part of the Company or the Consultant.

d. Share Issuance.  In consideration for (1) the Consultant’s agreeing to (i) terminate his Employment Agreement and release his rights thereunder (except as specified herein), (ii) cancel his options as described in Section 4(c) above, (iii) grant a release in favor of the Company as described in Section 4(b) above, and (iv) enter into the non-competition and non-solicitation covenants in Section 9 below, and (2) the other benefits to be provided by the Consultant hereunder, contemporaneous with and contingent upon the occurrence of the Closing Date, the Company will issue to the Consultant 500,000 fully vested shares of Common Stock of the Company (the “Acquired Stock”) for no additional consideration.

5. Benefits.  The Consultant shall continue to be eligible to participate in the Company’s group health benefit plan, at the Company’s expense, until the Consultant becomes entitled to Medicare coverage. In addition, during the Term, the Company agrees to reimburse the Consultant for the premiums paid on the Consultant’s current life insurance policy, face value of $1 million. The Consultant shall also be entitled to his benefits earned as an employee of the Company under (i) the General Employment Enterprises, Inc. Executive Retirement Plan and related “Rabbi” trust and (ii) the Company’s vacation pay plan.

6. Expense Reimbursement.  If the Consultant agrees to travel, the Company agrees to reimburse the Consultant for all travel and other costs and expenses reasonably incurred by the Consultant at the request of the Company in the performance of his duties hereunder. The Company shall timely reimburse the Consultant for all such expenses submitted with reasonable documentation in a manner consistent with the travel and expense policies of the Company.

7. Support, Supplies, and Office Space.  The Company will provide the Consultant with all reasonable administrative support during the Term including, among other things, secretarial support, photocopying and facsimile services, voicemail access, remote e-mail access, message taking services, mail receipt, office furniture, utilities, office equipment, and office supplies.

8. Indemnification.  The Company shall indemnify the Consultant for any and all actions taken by him in the performance of the consulting services under this Agreement to the same extent the Company provides indemnification for actions taken by directors or officers of the Company.

9. Non-Compete; Non-Solicit.  Without the prior written consent of the Company, the Consultant will not, during the Term and for a period of two (2) years thereafter, directly or indirectly: (i) engage in, or be employed in an executive capacity by or render executive, consulting or other services to any person, firm, corporation, or association engaged in the staffing services business, (ii) render any services or give any advice similar to the services and advice required to be rendered by the Consultant to the Company hereunder, or (iii) solicit any current or future customers, clients or employees of the Company by, or on behalf of, a firm or organization described in subsection (i) above.

10. General Provisions.

a. Entire Agreement.  This Agreement constitutes the entire agreement between the Company, PSQ, and the Consultant, and states fully all agreements, understandings, promises, and commitments between the parties as it relates to the consulting relationship between the Company and the Consultant.

b. Amendment.  This Agreement may only be amended by written agreement between a duly authorized officer of the Company, a duly authorized member or manager of PSQ, and the Consultant.

c. Applicable Law.  This Agreement will be governed by and construed under the laws of the State of Illinois, determined without regard to its conflicts of law rules, except as such laws are preempted by the laws of the United States. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts of the State of Illinois, County of Cook, including the Federal courts located therein (should Federal jurisdiction exist).

d. Taxes and Statutory Obligations.  As an independent contractor, the Consultant will be solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers’ Compensation Insurance laws.

e. Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

f. Notice.  Any notice or request specifically provided for or permitted to be given under this Agreement must be in writing. Notice may be served in any manner, including by facsimile or nationally recognized overnight courier service, but shall be deemed delivered and effective as of the time of actual delivery thereof to the addressee. For purposes of notice, the addresses of the parties shall be as follows:

If to PSQ, to:

PSQ, LLC
11921 Brinley Ave.
Louisville, KY. 40243
Attention: Chief Executive Officer

If to the Company, to:

One Tower Lane
Suite 2200
Oakbrook Terrace, IL 60181

If to the Consultant, to:

Herbert F. Imhoff, Jr.
2005 Mustang Drive
Naperville, IL 60565

g. Assignability.  This Agreement may not be assigned by any party without the prior written consent of the other parties, except that no consent is necessary for the Company or PSQ to assign this Agreement to any entity succeeding to substantially all of the assets or business of the Company or PSQ whether by merger, consolidation, acquisition, or otherwise. This Agreement shall be binding upon the Consultant, his heirs, and permitted assigns, the Company, its successors, and permitted assigns, and PSQ, its successors, and permitted assigns.

h. Severability.  Each of the sections of this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

i. Construction.  The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Each party has cooperated in the preparation of this Agreement. As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

j. Survival.  All sections of this Agreement survive beyond the Term except as otherwise specifically stated.

k. Guarantee by PSQ.  In the event the Company fails to make any payment or provide any benefit required by this Agreement, PSQ guarantees that PSQ will be liable to the Consultant for all payments and benefits required by this Agreement.

11. Investment Assurances.

a. Not a Registered Offering.  The Consultant understands and acknowledges that (i) the Acquired Stock is being offered and sold under one or more of (A) the exemptions from registration provided for in Section 4(2), 4(6) or 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D promulgated thereunder, and (B) the exemptions from registration under any other applicable securities laws, (ii) the Consultant is acquiring the Acquired Stock without being offered or furnished any offering literature or prospectus, and (iii) the issuance of the Acquired Stock has not been reviewed or approved by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

b. Nature of Consultant.  The Consultant either (i) is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act; or (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

c. Suitability.  The Consultant understands and has fully considered the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his entire investment, (ii) the acquisition of the Acquired Stock is a speculative investment which involves a high degree of risk of loss by the Consultant of his entire investment, and (iii) there are restrictions on the transferability of the Acquired Stock, and accordingly, it may not be possible for an indeterminate period of time to liquidate his investment in the Acquired Stock (if ever). Furthermore, the Consultant represents that he has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the ability of the Consultant to provide for his current needs and possible financial contingencies.

d. Access to Information.  The Consultant, in making his decision to acquire the Acquired Stock, has relied solely upon the Consultant’s independent investigations and has, if requested, been given reasonable opportunity to investigate the proposed business and operations of the Company and to review such documents, materials and information as the Consultant deems necessary or appropriate for evaluating an investment in the Acquired Stock or the Company.

e. Investment Intent.  The Acquired Stock is being acquired by the Consultant solely for the Consultant’s own account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution of the Acquired Stock. The Consultant has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person any interest or rights in any of the Acquired Stock. The Consultant has no present plans to enter into any such obligation.

f. Legend.  The Consultant acknowledges and agrees that the Acquired Shares that are certificated will bear the following legend (or one to substantially similar effect):

“The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may be offered and sold only if so registered or in a manner exempt from registration under the Securities Act.”

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

PSQ, LLC

By:	/s/ Stephen B. Pence Its: Sole Member

Herbert F. Imhoff, Jr.

/s/ Herbert F. Imhoff, Jr.

GENERAL EMPLOYMENT ENTERPRISES, INC.

By:	/s/ Kent M. Yauch
Its: Vice President, Chief Financial Officer
and Treasurer

Annex D

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 30, 2009 by and among (i) General Employment Enterprises, Inc., an Illinois corporation (the “Company”), (ii) PSQ, LLC, a Kentucky limited liability company (“PSQ”), and (iii) Herbert F. Imhoff, Jr. (“Mr. Imhoff”). Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 8 hereof.

WHEREAS, the Company and PSQ are parties to a Securities Purchase and Tender Offer Agreement entered into on the date hereof (the “Purchase Agreement”) pursuant to which, subject to the terms and conditions of the Purchase Agreement, among other things, PSQ has agreed to (i) purchase from the Company 7,700,000 newly issued shares of common stock, no par value (the “Common Stock”), of the Company, and (ii) commence a cash tender offer to purchase from the Company’s shareholders up to 2,500,000 outstanding shares of Common Stock;

WHEREAS, Mr. Imhoff, the Company and PSQ are parties to a Consulting Agreement entered into on the date hereof (the “Consulting Agreement”) pursuant to which, subject to the terms and conditions of the Consulting Agreement, among other things, the Company will issue to Mr. Imhoff 500,000 shares of Common Stock at the closing of the transactions contemplated by the Purchase Agreement; and

WHEREAS, in order to induce PSQ to enter into the Purchase Agreement and Mr. Imhoff to enter into the Consulting Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Demand Registrations.

(a) Requests for Registration.  At any time after the two-year anniversary of the Closing Date, PSQ may request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registration”), or, if available, Form S-2 or S-3 or any similar Short-Form Registration (“Short-Form Registrations”). All registrations requested pursuant to this Section 1(a), Section 1(b) or Section 1(c) are referred to herein as “Demand Registrations”. Each request for a Demand Registration made pursuant to this Section 1(a) shall specify the approximate number of PSQ Registrable Securities requested to be registered and the anticipated per share price range of such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to the holders of Imhoff Registrable Securities, and shall include in such registration all Imhoff Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the receipt of the Company’s notice.

(b) Long-Form Registrations.  PSQ shall be entitled to request two Long-Form Registrations in which the Company shall pay all Registration Expenses (“Company-paid Long-Form Registrations”). A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and no Company-paid Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided, that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Long-Form Registrations.

(c) Short-Form Registrations.  In addition to the Long-Form Registrations provided pursuant to Section 1(b), at any time after the two-year anniversary of the Closing Date, PSQ shall be entitled to request unlimited Short-Form Registrations. Each request for a Short Form Registration under this subsection (c) shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range of such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to the holders of Imhoff Registrable Securities and shall include in such registration all Imhoff Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the receipt of the Company’s notice. The Company shall pay all Registration Expenses in connection with a Short-Form Registration. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. The Registrable Securities initially proposed to be included in any Short Form Registration shall have an aggregate offering value of at least $500,000 (determined as of the date of the demand).

(d) Priority on Demand Registration.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of PSQ. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to PSQ without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the holders of Registrable Securities to be included in such registration on the basis of the amount of Registrable Securities owned by each such holder. Without the consent of the Company and the holders of a majority of the Registrable Securities included in such registration, any Persons (other than holders of Registrable Securities) who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 4 hereof.

(e) Restrictions on Long-Form Registrations.  The Registrable Securities proposed to be included in any Long Form Demand Registration shall have an aggregate offering value of at least $1,000,000 (determined as of the date of the demand). The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company, by a vote of a majority of the Board of Directors of the Company, agrees that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business), stock or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder no more than twice in any twelve-month period.

(f) Selection of Underwriters.  PSQ shall have the right to select the investment banker(s) and manager(s) to administer the offering in any Demand Registration.

2. Holdback Agreements.

(a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(b) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

3. Registration Procedures.

(a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible use its reasonable best efforts to:

(i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(ix) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x) otherwise comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, promptly to obtain the withdrawal of such order;

(xii) cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(xiii) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

(b) Each seller of Registrable Securities shall deliver to the Company such requisite information as the Company may reasonably request for the purposes of completing any prospectus or preliminary prospectus as is necessary to comply with all applicable rules and regulations of the Securities and Exchange Commission.

4. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event pay its internal expenses (including, without limitation, all salaries and expenses of its officers employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b) In connection with each Demand Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

5. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees and expenses) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same was made in reliance upon and in conformity with any information furnished in writing to the Company by such holder expressly for use therein or was caused by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, (i) the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld) and (ii) the indemnified party shall consent to any settlement, compromise or discharge of a claim that the indemnifying party may recommend and that by its terms requires that the indemnifying party pay the full amount of the liability in connection therewith, that otherwise releases the indemnified party completely and with prejudice in connection with such claim and that would not otherwise adversely affect the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

(e) If the indemnification provided for in this Section 5 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other Person participating in the registration statement on the other from the sale of Registrable Securities pursuant the registered offering of securities as to which indemnity is sought but also the relative fault of the indemnified party and the indemnifying party as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and by other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether such untrue or alleged omission to state a material fact relates to information supplied by the Company, by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6. Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 5 hereof.

7. Rule 144.  The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of PSQ, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as PSQ may reasonably request, all to the extent required from time to time to enable PSQ to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of PSQ, the Company, at its own expense, will promptly deliver to PSQ (i) a written statement as to whether it has complied with such requirements (and such Investor or Executive shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company, if not filed electronically with the SEC and (iii) such other reports and documents as PSQ may reasonably request in order to avail itself of Rule 144 under the Securities Act.

8. Definitions.

(a) “Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement.

(b) “Consulting Agreement” has the meaning set forth in the Recitals, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

(c) “Imhoff Registrable Securities” means (i) any Common Stock issued to Mr. Imhoff or hereafter acquired by Mr. Imhoff, (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii), inclusive, above.

(d) “PSQ Registrable Securities” means (i) any Common Stock issued to PSQ or hereafter acquired by PSQ, (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii), inclusive, above.

(e) “Purchase Agreement” has the meaning set forth in the Recitals, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

(f) “Registrable Securities” means PSQ Registrable Securities and Imhoff Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

9. Miscellaneous.

(a) Effective Time; Termination.  This Agreement will become effective on the Closing Date upon the consummation of the transactions contemplated by the Purchase Agreement. If the Purchase Agreement is terminated prior to the Closing Date, this Agreement shall automatically terminate simultaneous therewith without any further action on the part of the parties hereto and shall thereafter be void ab initio and of no further force or effect.

(b) No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(c) Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, PSQ and Mr. Imhoff.

(e) Successors and Assigns.  Whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of and enforceable by any subsequent holder of Registrable Securities; provided that the right of PSQ to make a Demand Registration pursuant to Section 1 hereof shall only be transferable (in whole, and not in part) to a transferee of a majority of the PSQ Registrable Securities acquired by PSQ on the Closing Date (both in the share purchase from the Company and the tender offer from the Company’s shareholders), subject to compliance with the thresholds and other terms contained in Section 1.

(f) Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement

(h) Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law.  The construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause supplication of the laws of any jurisdiction other than the State of Illinois.

(j) Notices.  All notices, demands or other communications to be given or ordered under or by reason of the provisions of this Agreement shall be given in the manner and to the address provided under the Purchase Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

GENERAL EMPLOYMENT ENTERPRISES, INC.

By:	/s/ Kent M. Yauch
Name:     Kent M. Yauch

Title:	Vice President, Chief Financial Officer and Treasurer

PSQ, LLC

By:	/s/ Stephen B. Pence
Name:     Stephen B. Pence

Title:	Sole Member

/s/  Herb F. Imhoff, Jr.
Herbert F. Imhoff, Jr.

Annex E

March 30, 2009

The Board of Directors
General Employment Enterprises, Inc.
One Tower Lane
Suite 2200
Oakbrook Terrace, Illinois 60181

Gentlemen:

In accordance with your authorization, Prairie Capital Advisors, Inc. (“Prairie”) has conducted an analysis of a proposed transaction involving the common stock of General Employment Enterprises, Inc. (the “Company”). It is our understanding the Company has executed a letter of intent with PSQ, LLC (the” Buyer”) and its affiliate River Falls Financial Services, Inc. which identifies the proposed terms for a proposed transaction that, if consummated, is to be comprised of the following major components:

1. The Buyer will purchase 7.7 million newly issued common shares of the Company at a price of $0.25 per share for total consideration of $1,925,000.

2. The Buyer will consummate a tender offer to acquire from the Company’s shareholders up to an additional 2.5 million common shares at a price of $0.60 per share.

3. Coincident with the above transactions, the employment agreement between the Company and Mr. Herbert M. Imhoff, Jr. will be terminated and replaced with a consulting agreement. This will result in, among other things, a reduction in Mr. Imhoff’s annual cash compensation, the cancellation of Mr. Imhoff’s stock options, and the issuance of 500,000 common shares to Mr. Imhoff.

As a result of the completion of the above transactions, the Buyer will become the controlling shareholder of the Company.

If the proposed transactions are approved, it is the parties’ intention to execute the Securities Purchase and Tender Offer Agreement by the end of March, 2009 with an anticipated simultaneous completion of the three transaction components outlined above by June 30, 2009. The terms of the three transaction components outlined above, as described in the Securities Purchase and Tender Offer Agreement and other documents prepared regarding the proposed transactions, are collectively referred to herein as the “Proposed Transactions”.

The Special Committee of the Company’s Board of Directors has requested Prairie’s analysis and opinion regarding the Proposed Transactions and specifically whether the Proposed Transactions are fair to the Company and the Company’s stockholders from a financial point of view. Prairie’s opinion is being expressed as of the date first written above.

In developing our opinion, we have interviewed the Company’s senior management, reviewed its operations and financial performance, and reviewed financial statements as well as other related documents describing the Company and its financial performance. In addition, we have considered various other factors. These factors include, but are not limited to, the following:

•	The history and nature of the Company’s business;

•	The current economic environment, in general, and the specific economic factors bearing on firms competing in the employment industry;

•	Management’s assessment of the historical, current and prospective competitive environment in which the Company operates;

•	The historical financial performance of the Company, as reflected in audited and internally prepared financial statements and projections. For this purpose we have reviewed, among other financial information, audited financial statements of the Company for the five year period ended September 30, 2008. We have also reviewed internally prepared interim financial statements of the Company for the for the first five months of the Company’s 2009 fiscal year through February 28, 2009;

•	The current condition and prospective financial performance of the Company assuming the Proposed Transactions are not completed;

•	The current condition and prospective financial performance of the Company assuming the Proposed Transactions are completed;

•	Costs of capital and rates of return as reflected in the current markets that might apply to equity securities of the Company;

•	The impacts on the Company and its share value of the Buyer’s purchase of 7.7 million shares and the accompanying dilutive effects on existing shareholders;

•	The impacts on the Company of the termination of Mr. Imhoff’s current employment contract and the simultaneous adoption of a consulting agreement that includes, among other terms, the issuance of 500,000 shares of Company common stock to Mr. Imhoff;

•	Historical and latest trends in the market pricing and trading volume of the Company’s publicly traded common stock;

•	Valuation analyses incorporating discounted cash flow approaches prepared under varying assumptions;

•	Valuation analyses incorporating the review of the stock pricing dynamic in firms which operate in the same or similar industry as the Company, and for which public information is available;

•	The process undertaken by the Company with regard to the review, negotiation and consideration of the Proposed Transactions, and;

•	Other factors we deemed relevant in developing our opinion.

Based on the foregoing, as of March 30, 2009, it is Prairie’s opinion that the Proposed Transactions are fair to the Company and its stockholders from a financial point of view.

In completing this engagement, Prairie has relied on information provided by the Company including, but not limited to, financial statements, projections, marketing information, facilities descriptions, employee data, and other information as may have been requested. Prairie has accepted this information as being accurate without independent verification. However, Prairie has exercised its independent judgment in evaluating this information, and has not relied on information determined to be inadequate or incomplete.

Prairie has not investigated the title to or any disclosed or undisclosed liabilities against either the assets or equity securities of the Company. In accordance with recognized professional ethics, Prairie’s fees for this service are not contingent upon the opinions expressed in this letter, and neither Prairie nor any of its employees has a present or intended financial interest in the Company or its equity securities.

This opinion letter is solely for the use and benefit of the Company’s Board of Directors, and any summary of or reference to the opinion by the Company in connection with the Proposed Transactions will be subject to Prairie’s prior review and written approval provided, however, that Prairie has granted its permission for this opinion to be disclosed in its entirety in documents related to the completion of the Proposed Transactions, including reproducing this opinion letter in full in any proxy statement, information statement or solicitation and/or recommendation delivered to the Company’s stockholders.

Respectfully submitted,

Prairie Capital Advisors, Inc.

PROXY FOR THE                     , 2009 SPECIAL MEETING OF SHAREHOLDERS
OF
GENERAL EMPLOYMENT ENTERPRISES, INC.
One Tower Lane, Suite 2200, Oakbrook Terrace, IL 60181
▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, JR. and SHELDON BROTTMAN, and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on                     , 2009, and any adjournment thereof.
If no direction is made, said proxies will vote FOR approval of the sale by the Company of 7,700,000 shares of the Company’s Common Stock to PSQ, LLC for $0.25 per share.
Continued, and to be marked, dated and signed on the reverse side.
Please mail this proxy in the enclosed envelope as promptly as possible.

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SALE OF COMMON STOCK TO PSQ, LLC.	Please mark your votes like this	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SHARE PURCHASE AND THE ELECTION OF DIRECTORS.

1.	Approval of the sale by the Company of 7,700,000 shares of the Company’s Common Stock to PSQ, LLC for $0.25 per share.	For	Against	Abstain
		[ ]	[ ]	[ ]
2.	In their discretion, in the transaction of such other business as may properly come before the meeting.
You are encouraged to specify your choice by marking the appropriate box with an “X”. Absentions will have the same effect as a vote against the approval of the sale of Common Stock to PSQ, LLC.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                 Signature                                                               Date                     , 2009.
Note: The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.